UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
HANGER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HANGER, INC.
10910 Domain Drive, Suite 300
Austin, Texas 78758
April 8, 2021
Dear Stockholder:
We are pleased to invite you to attend the Annual Meeting of Stockholders of Hanger, Inc. (the “Company”). It will be held on Thursday, May 20, 2021, at 8:00 a.m. local time, at the Company’s headquarters at 10910 Domain Drive, Suite 300, Austin, Texas 78758. The primary business of the meeting will be:
•	to elect ten directors;
•	to approve, by stockholder advisory vote, the compensation of our named executive officers as disclosed in the accompanying proxy statement;
•	to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2021; and
•	to transact such other business as may properly come before the meeting, or at any adjournment thereof.
We are monitoring the continuing public health impact of the coronavirus outbreak (“COVID-19”). The health and well-being of our employees, directors and stockholders are paramount. If public health developments warrant, then we may need to change the location of the meeting. Any such change will be announced via press release and the filing of additional proxy materials with the Securities and Exchange Commission.
A Notice of the Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to vote your proxy electronically via the Internet or telephone, or sign and date the enclosed proxy card and mail it promptly in the return addressed, postage prepaid envelope provided for your convenience. We encourage you to vote prior to the meeting rather than attend the Annual Meeting in person as a result of health and safety measures that may be in effect relating to COVID-19. In addition, the members of our Board will not be physically present at the Annual Meeting and instead will participate remotely in order to mitigate the health risks posed by the pandemic. Furthermore, to promote the health and safety of those who are attending, we may impose additional procedures or limitations on meeting attendance based on applicable governmental requirements or recommendations or facility requirements. Such additional procedures or limitations may include, but are not limited to, thorough screenings of attendees (including temperature checks), limits on the number of attendees to promote social distancing and requiring the use of face masks.
Sincerely,

Vinit K. Asar
President and Chief Executive Officer
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY TELEPHONE, INTERNET OR MAIL. IT IS THE RECOMMENDATION OF OUR BOARD OF DIRECTORS THAT STOCKHOLDERS VOTE “FOR” THE PERSONS OUR BOARD OF DIRECTORS HAVE NOMINATED TO SERVE AS DIRECTORS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND THE RATIFICATION OF THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

HANGER, INC.
10910 Domain Drive, Suite 300
Austin, Texas 78758

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholder:
Notice is hereby given that the Annual Meeting of Stockholders of Hanger, Inc., a Delaware corporation (“Hanger” or the “Company”), will be held at the Company’s headquarters at 10910 Domain Drive, Suite 300, Austin, Texas 78758 on Thursday, May 20, 2021, at 8:00 a.m. local time, for the following purposes:
1.	to elect ten directors;
2.	to approve, by stockholder advisory vote, the compensation of our named executive officers as disclosed in the accompanying proxy statement;
3.	to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2021; and
4.	to transact such other business as may properly come before the meeting, or at any adjournment thereof.
Only stockholders of record at the close of business on March 23, 2021 are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment thereof.
By order of the Board of Directors,

Thomas E. Hartman
Senior Vice President, General Counsel & Secretary
April 8, 2021
Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Stockholders to be Held on May 20, 2021: The Company’s 2020 Annual Report and the Proxy Statement are available at http://materials.proxyvote.com/41043F.
Special COVID-19 Note: Hanger is monitoring the continuing public health impact of the coronavirus outbreak (“COVID-19”). The health and well-being of our employees and stockholders are paramount. If public health developments warrant, then we may need to change the location of the Annual Meeting of Stockholders. Any such change will be announced via press release and the filing of additional proxy materials with the Securities and Exchange Commission. We encourage you to vote prior to the meeting rather than attend the Annual Meeting in person as a result of health and safety measures that may be in effect relating to COVID-19.

INTERNET AVAILABILITY OF PROXY MATERIALS
We first mailed the Notice of Internet Availability of Proxy Materials to stockholders on April 8, 2021. The Notice of Internet Availability of Proxy Materials instructs stockholders and beneficial owners of our common stock on how they may access our proxy materials, which include a joint letter from Vinit Asar, our President and Chief Executive Officer, and Christopher Begley, the Chairman of our Board of Directors, our Proxy Statement and our 2020 Annual Report on Form 10-K, via the internet. You will not receive a printed copy of the proxy materials unless you request to receive these materials by following the instructions we provide later in this Proxy Statement and in the Notice of Internet Availability of Proxy Materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you on how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs how you may submit your proxy via the internet, mail or telephone, or in person at the Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions we provide later in this Proxy Statement.
YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL AS PROMPTLY AS POSSIBLE TO ENSURE THE PRESENCE OF A QUORUM FOR THE MEETING. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. YOU MAY VOTE BY MAIL AFTER FIRST REQUESTING A PRINTED COPY OF THE PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT ON FORM 10-K AND FOLLOWING THE INSTRUCTIONS SET FORTH ON THE PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE THE PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

i

HANGER, INC.
10910 Domain Drive, Suite 300
Austin, Texas 78758

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
May 20, 2021

PROXY MATERIALS AND ANNUAL MEETING
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
1.	Q:	General — Why am I receiving these materials?

A:
On or about April 8, 2021, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to you, and to all stockholders of record as of the close of business on March 23, 2021, because the Board of Directors of Hanger is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders. Our Board of Directors has made these proxy materials available to you on the internet, or upon your request, has delivered printed proxy materials to you in connection with the solicitation of proxies for use at the 2021 Annual Meeting of Stockholders. Our 2020 Annual Report on Form 10-K for the fiscal year ended December 31, 2020, along with this Proxy Statement and all other relevant corporate governance materials, are also available at the Investor Relations section of our website at https://investor.hanger.com.

2.	Q:	Delivery of Materials — Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

A:
In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Proxy Statement and our 2020 Annual Report on Form 10-K, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the internet. The Notice also instructs you as to how you may submit your proxy on the internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

3.	Q:	Date, Time and Place — When and where is the 2021 Annual Meeting of Stockholders?

A:
The 2021 Annual Meeting of Stockholders (sometimes referred to as the “Annual Meeting”) will be held at our headquarters at 10910 Domain Drive, Suite 300, Austin, Texas 78758 on Thursday, May 20, 2021, at 8:00 a.m. local time.

4.	Q:	Purpose — What is the purpose of the Annual Meeting of Stockholders?

	A:	At our Annual Meeting, stockholders will act upon the matters outlined in this Proxy Statement and in the Notice of Annual Meeting accompanying this Proxy Statement.

5.	Q:	Attending the Annual Meeting — How can I attend the Annual Meeting?

A:
We encourage you to vote prior to the meeting rather than attend the Annual Meeting in person as a result of health and safety measures that may be in effect relating to COVID-19. If you nevertheless would like to attend the Annual Meeting in person, you will be admitted to the Annual Meeting only if you were a Hanger stockholder or joint holder as of the close of business on March 23, 2021, or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record prior to admittance to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, then you will need to provide proof of beneficial ownership on the record date, such as your most recent account statement received prior to

April 8, 2021, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If a stockholder is an entity and not a natural person, the authorized representative must comply with the procedures outlined above and must also present evidence of authority to represent such entity. If a stockholder is a natural person and not an entity, then such stockholder will be admitted to the Annual Meeting, provided they comply with the above procedures. This year, we will not be permitting any guests, including immediate family members, of stockholders at the meeting due to health and safety precautions that may be in effect as a result of COVID-19.

6.	Q:	Multiple Sets of Proxy Materials — What should I do if I receive more than one set of voting materials?

A:
You may receive more than one Notice of Internet Availability of Proxy Materials and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, then you may receive a separate voting instruction card for each brokerage account. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy card and voting instruction card that you receive.

7.	Q:	Record Holders and Beneficial Owners — What is the difference between holding shares as a Record Holder versus a Beneficial Owner?

A:
Most Hanger stockholders hold their shares through a broker or other nominee rather than directly in their own name. There are some distinctions between shares held of record and those owned beneficially:

Record Holders — If your shares are registered directly in your name with our Transfer Agent, Computershare, then you are considered, with respect to those shares, the stockholder of record or record holder and the Notice was sent directly to you by Hanger. As the stockholder of record, you have the right to grant your voting proxy directly to Hanger or to vote in person at the Annual Meeting.

Beneficial Owner — If your shares are held in a brokerage account or by another nominee, then you are considered the Beneficial Owner of shares held in street name, and the Notice was forwarded to you from your broker, trustee or nominee. As a Beneficial Owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Annual Meeting. Since a Beneficial Owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing how to vote your shares. If you do not provide specific voting instructions to your broker by May 10, 2021 (10 days before the Annual Meeting), your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. The election of directors (Proposal 1) and the advisory vote on executive compensation (Proposal 2) are considered non-routine items, while the ratification of the appointment of our independent registered public accounting firm (Proposal 3) is considered a routine item. On non-routine items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

8.	Q:	Voting — Who can vote and how do I vote?

A:
Only holders of Hanger common stock at the close of business on March 23, 2021 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 23, 2021, we had outstanding and entitled to vote 38,529,789 shares of common stock. Each holder of our common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual

Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the internet by following the instructions provided in the Notice, or if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the internet by following the instructions provided in the Notice, or if you requested to receive printed proxy materials, you can also vote by mail or telephone by following the voting instructions provided to you by your broker, bank, trustee or nominee.

If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted will be superseded by the vote that you cast at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a legal proxy issued in your name. We encourage you to vote prior to the meeting rather than attend the Annual Meeting in person as a result of health and safety measures that may be in effect relating to COVID-19.

9.	Q:	Revocation of Proxy — May I change my vote after I return my proxy?

A:
Yes. Even after you have submitted your proxy/vote, you may revoke or change your vote at any time before the proxy is exercised by (i) the timely delivery of a valid, later-dated proxy, timely written notice of revocation with our Corporate Secretary at our principal executive offices at 10910 Domain Drive, Suite 300, Austin, Texas 78758; or (ii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

10.	Q:	Quorum — What constitutes a quorum?

A:
Presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on March 23, 2021 will constitute a quorum, permitting the Annual Meeting to proceed and business to be conducted. As of March 23, 2021, 38,529,789 shares of common stock were outstanding. Thus, the presence, in person or by proxy, of the holders of common stock representing at least 19,264,895 shares will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

11.	Q:	Voting Results — Where can I find the voting results of the Annual Meeting?

	A:	We will publish final voting results in a Current Report on Form 8-K that will be filed with the SEC within four business days of the Annual Meeting.

12.	Q:	Solicitation — Who will pay the costs of soliciting these proxies?

A:
We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and distribution of this Proxy Statement and any additional information furnished to stockholders. If you choose to access the proxy materials and/or vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock beneficially owned by others to forward to such Beneficial Owners. We may reimburse persons representing Beneficial Owners of common stock for their reasonable costs of forwarding solicitation materials to such Beneficial Owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other regular employees for such services.

13.	Q:	Additional Matters at the Annual Meeting — What happens if additional matters are presented at the Annual Meeting?

A:
Other than the three proposals described in this Proxy Statement, we are not aware of any other properly submitted business to be acted upon at the Annual Meeting. If you grant a proxy, then the persons named as proxy holders, Vinit K. Asar, our President and Chief Executive Officer, and Thomas E. Kiraly, our Executive Vice President and Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

14.	Q:	Stockholder Proposals — What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders, or to nominate individuals to serve as directors?

A:
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the deadline for submitting a stockholder proposal for inclusion in our proxy materials for our 2022 Annual Meeting of Stockholders is December 9, 2021. Under our By-Laws, stockholders who wish to bring matters or propose director nominees at our 2022 Annual Meeting of Stockholders must provide specified information to us no earlier than December 9, 2021 and no later than January 8, 2022. Stockholders are also advised to review our By-Laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Proposals by stockholders must be mailed to our Corporate Secretary at our principal executive offices at 10910 Domain Drive, Suite 300, Austin, Texas 78758.

15.	Q:	Nomination of Directors — How do I submit a proposed director nominee to the Board of Directors for consideration?

A:
You may propose director nominees for consideration by the Corporate Governance & Nominating Committee of our Board of Directors. Any such recommendation should include the nominee’s name and qualifications for membership on the Board of Directors and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above. Such recommendation should disclose all relationships that could give rise to a lack of independence and also contain a statement signed by the nominee acknowledging that he or she will owe a fiduciary obligation to Hanger and our stockholders. The section titled “Policy Regarding Director Nominating Process” below provides additional information on the nomination process. In addition, please review our By-Laws in connection with nominating a director for election at our Annual Meeting of Stockholders.

16.	Q:	Printed Materials — How can I obtain printed copies of proxy materials?

A:
If you are a stockholder, you may receive a printed copy of the proxy materials by following the instructions below, which also appear in the Notice of Internet Availability of Proxy Materials. If you want to receive a printed copy of this Proxy Statement, proxy card and/or Annual Report on Form 10-K, you must request one. There is no charge by the Company for requesting a copy. Please choose one of the following methods to make your request:

		1.	BY INTERNET: www.proxyvote.com

		2.	BY TELEPHONE: 1-800-579-1639

		3.	BY EMAIL: sendmaterial@proxyvote.com

If you request printed materials by email, please send a blank email that includes the control number that appears in your Notice of Internet Availability of Proxy Materials in the email subject line. If you access documents electronically, you should understand that there might be costs to access materials electronically that you must bear, such as any applicable usage charges from Internet access providers and telephone companies. Requests, instructions and inquiries sent to the email address above for purposes other than requesting a printed copy of this Proxy Statement, proxy card and Annual Report on Form 10-K will NOT be reviewed or accommodated. Please make the request as instructed above on or before April 29, 2021, to facilitate delivery prior to the Annual Meeting. After April 29, 2021 you may request printed copies of this Proxy Statement and/or Annual Report on Form 10-K, but not a proxy card, by contacting the Company’s Investor Relations Department.

HANGER, INC.
10910 Domain Drive, Suite 300
Austin, Texas 78758
PROXY STATEMENT
GENERAL
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (our “Board of Directors” or “Board”) of Hanger, Inc., a Delaware corporation (“Hanger” or the “Company”), of proxies of stockholders to be voted at the Annual Meeting of Stockholders to be held at our headquarters at 10910 Domain Drive, Suite 300, Austin, Texas 78758 at 8:00 a.m., local time, on Thursday, May 20, 2021, and any and all adjournments thereof (the “Annual Meeting”).
Any stockholder executing a proxy retains the right to revoke it at any time prior to its being exercised by giving notice to the Secretary of our Company.
This Proxy Statement and the accompanying proxy are being mailed or given on or about April 8, 2021, to stockholders of record of our Company on March 23, 2021.
VOTING SECURITIES
Voting at the Annual Meeting
Only stockholders of record at the close of business on March 23, 2021 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment thereof. If you are a holder of record of our Company’s common stock, par value $0.01 per share (“Common Stock”), at the close of business on the Record Date, then you are entitled to one vote for each share of our Common Stock you hold. As of the Record Date, there were 38,529,789 shares of Common Stock outstanding.
Shares of Common Stock represented by proxy at the Annual Meeting will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote (1) FOR the election of the ten nominees for director listed herein (or their substitutes in the event any of the nominees is unavailable for election); (2) FOR the advisory vote on the compensation of our named executive officers; and (3) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2021; and (4) in their discretion, with respect to such other business as may properly come before the meeting.
To vote your proxy by mail, mark your vote on the enclosed proxy card; then follow the directions on the card. To vote your proxy using the Internet or by telephone, see the instructions on the enclosed proxy card. Your shares will be voted according to your directions. If you do not mark any selections, your shares will be voted as recommended by our Board of Directors.
The cost of soliciting proxies will be borne by our Company. We may engage a proxy solicitation firm to help us solicit proxies at a cost to our Company not expected to exceed $15,000. Proxies may also be solicited by directors, officers or regular employees of our Company in person or by telephone.
Required Vote
Proposal 1: Directors are elected by a plurality of the votes cast at our Annual Meeting. To be elected by a “plurality” of the votes cast means that the individuals who receive the largest number of votes are elected as directors. Therefore, any shares not voted, whether by an indication telephonically, via the Internet or on the proxy card that you wish to “withhold authority,” by a broker non-vote (which may occur because brokers or other nominees who hold shares for you do not have the discretionary authority to vote your uninstructed shares in the election of directors) or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. Brokers may not vote uninstructed shares for this proposal.
Proposal 2: The affirmative vote of the holders of a majority of shares of our Common Stock represented and entitled to vote at our Annual Meeting is required to approve by advisory vote the compensation of our named executive officers. Because this vote is advisory, the results of the vote are not binding on our Board of

Directors or our Compensation Committee. However, if there is a significant vote against the compensation of our named executive officers, our Board of Directors and our Compensation Committee will carefully evaluate whether any actions are necessary to address those concerns. Brokers may not vote uninstructed shares for this proposal. Abstentions and broker non-votes will have the effect of votes against this proposal.
Proposal 3: The affirmative vote of the holders of a majority of shares of our Common Stock represented and entitled to vote at our Annual Meeting is required to approve the ratification of the appointment of PricewaterhouseCoopers LLP as our Company’s independent auditors for the fiscal year ending December 31, 2021. Brokers may vote uninstructed shares for this proposal as it is considered to be a “routine” proposal. Abstentions will have the effect of votes against this proposal.
A quorum of stockholders is necessary to take action at our Annual Meeting or at any adjournment thereof. A majority of the outstanding shares of our Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum of stockholders at our Annual Meeting. Votes cast by proxy or in person at our Annual Meeting will be tabulated by the inspector of election appointed for our Annual Meeting. For purposes of determining whether a quorum is present, abstentions and broker non-votes will count toward the quorum requirement. In the absence of a quorum, then either (i) the chairperson of the meeting, or (ii) stockholders representing a majority in voting power of the stockholders present in person, or by proxy, and entitled to vote, may adjourn the Annual Meeting from time to time until a quorum is obtained. The time and place of the adjourned meeting will be announced at the time the decision to adjourn is made, and no other notice need be given, unless the adjournment is for more than thirty (30) days from the date of the meeting in which the adjournment decision is made.

PROPOSAL ONE—ELECTION OF DIRECTORS
Our Board of Directors currently consists of ten members. The ten current directors listed below are each nominated as a director to be elected at our Annual Meeting, each to serve for one year or until his or her successor is elected and qualified. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the ten persons named below, all of whom currently are directors of our Company. We do not contemplate that any of the persons named below will be unable or will decline to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion.
The following table sets forth information regarding the nominees for election at the Annual Meeting as of the Record Date. Dr. Mark M. Jones joined the Board of Directors in September 2020 to fill a vacancy that was created when the size of the Board was increased to ten directors. Dr. Jones was originally recommended to the Corporate Governance and Nominating Committee as a director nominee by Stephen E. Hare, a current director.
Name	Position with our Company	Age	Became Director
Vinit K. Asar	Chief Executive Officer and Director	55	2012
Asif Ahmad	Director	54	2014
Christopher B. Begley	Chairman of the Board	68	2013
John T. Fox	Director	69	2017
Thomas C. Freyman	Director	66	2017
Stephen E. Hare	Director	67	2010
Mark M. Jones, MD	Director	60	2020
Cynthia L. Lucchese	Director	60	2015
Richard R. Pettingill	Director	72	2014
Kathryn M. Sullivan	Director	65	2015
Vinit K. Asar has been our Chief Executive Officer and President since May 2012, and served as our President and Chief Operating Officer from September 2011 to May 2012. Mr. Asar also served as our Executive Vice President and Chief Growth Officer from December 2008 to September 2011. Mr. Asar came to Hanger from the Medical Device & Diagnostic sector at Johnson & Johnson, having worked at the Ethicon, Ethicon Endo Surgery, Cordis and Biosense Webster franchises. During his eighteen-year career at Johnson & Johnson, Mr. Asar held various roles of increasing responsibility in Finance, Product Development, Manufacturing, and Marketing and Sales in the United States and in Europe. Prior to joining Hanger, Mr. Asar was the Worldwide Vice President at Biosense Webster, the Electrophysiology division of Johnson & Johnson, responsible for the Worldwide Sales, Marketing and Services organizations. Mr. Asar has a B.S.B.A from Aquinas College and a M.B.A. from Lehigh University. Mr. Asar’s service as our Chief Executive Officer, extensive knowledge and diverse experience in health care finance, product development, manufacturing, marketing and sales, led to the conclusion he should serve as a director.
Asif Ahmad, an independent healthcare consultant, has served as the Chief Executive Officer of LucidHealth, a physician-owned radiology management company, since March 2020. Prior to that he served as Chief Executive Officer of Dimensional Dental, a dental support organization, from July 2018 to February 2020. He served as the Chief Executive Officer of Anthelio Healthcare Solutions, Inc. from July 2013 to April 2017. Anthelio provides information technology and business process services to hospitals, physician practice groups and other health care providers. Mr. Ahmad served as a Senior Vice President and General Manager of Information and Technology Services at McKesson Specialty Health between 2010 and 2013. From 2003 to 2010, he served as the Vice President of Diagnostic Services for the Duke University Health System and Medical Center, and he also held various faculty appointments at Duke University from 2004 to 2011. Prior to that, Mr. Ahmad served in various positions with Ohio State University Health System and Medical Center between 1992 and 2003, serving as Administrator and Chief Information Officer, Chief Technology Officer and the Chair of the Clinical Technology Council at the time of his departure. Mr. Ahmad earned a bachelor’s degree in electrical engineering from the University of Engineering and Technology in Pakistan, a master’s degree in biomedical engineering from Ohio State University and a M.B.A. from Ohio State University. Mr. Ahmad’s current experience as a CEO of a health company, his experience as the former Chief Executive Officer of Anthelio Healthcare Solutions, Inc., a large independent health care company, as well as his background in information technology and business processes, led to the conclusion that he should serve as a director.

Christopher B. Begley serves as our non-executive Chairman of the Board, a role he has held since January 2018. He is the retired Executive Chairman and Chief Executive Officer of Hospira, Inc., a global provider of injectable drugs and infusion technology. Mr. Begley served as Executive Chairman of the Board of Hospira from May 2007 until January 2012, and served as Chief Executive Officer from April 30, 2004, when Hospira was spun off from Abbott Laboratories, to March 2011. Prior to that, Mr. Begley served in various positions at Abbott from 1986 to April 2004, leaving Abbott as Senior Vice President of its Hospital Products division. Mr. Begley also serves as a director of Zimmer/Biomet Holdings Inc., a medical device company. Mr. Begley served as non-executive Chairman of the Board of Adtalem Global Education Inc. (formerly known as DeVry Education Group Inc.), from November 2014 to November 2017, and as a director of Adtalem from November 2011 to November 2017. Mr. Begley previously served as non-executive Chairman of the Board of The Hillshire Brands Company from June 2012 to August 2014, and served as a director of the Sara Lee Corporation from October 2006 to May 2012. Mr. Begley earned a bachelor’s degree from Western Illinois University and an M.B.A. from Northern Illinois University. Mr. Begley’s experience as a former Chief Executive Officer of Hospira, Inc., a publicly traded health care company, as well as his experience as a director of other public companies and his background in health care companies generally, led to the conclusion that he should serve as our Chairman of the Board.
John T. Fox has held the position of Chief Executive Officer and President of Beaumont Health, Michigan’s largest healthcare system, since 2015. Mr. Fox also serves as a director of Beaumont Health. Prior to joining Beaumont Health, Mr. Fox held positions at Emory Healthcare, the largest and most comprehensive health system in Georgia. He joined Emory as Chief Operating Officer in 1999 and assumed the role of Chief Executive Officer and President in 2002. Throughout his 30+ year career, Mr. Fox has held various roles within the healthcare sector, including Executive Vice President of IU Health (formerly Clarian Health), a large health system and academic medical center in Indianapolis, and Vice President and Chief Financial Officer at The John Hopkins Hospital in Baltimore, Maryland. After obtaining a bachelor’s degree and a master’s degree in business administration, Mr. Fox began his career as an MBA/CPA at Coopers & Lybrand. Mr. Fox was a director at HealthSpring, Inc. from 2010 until its acquisition by Cigna in 2012. Mr. Fox’s extensive experience in the healthcare industry, particularly as an executive officer of multiple healthcare systems and hospitals, his accounting and finance background including experience in public accounting, as well as his experience as a director for another public company in the healthcare industry, led to the conclusion that he should serve as a director.
Thomas C. Freyman retired from Abbott Laboratories in February 2017 after serving as Executive Vice President of Finance and Administration, and prior to that, Chief Financial Officer. Mr. Freyman served in a number of other key roles throughout his 38-year tenure at Abbott Laboratories, a publicly held company that engages in the discovery, development, manufacture and sale of a broad and diversified line of healthcare products. Earlier in his career, Mr. Freyman held various accounting, financial planning, treasury and controllership roles. Mr. Freyman is also a member of the board of directors and the compensation committee, and chair of the audit committee, of Tenneco, Inc., a manufacturer of vehicle parts and accessories. He is also a member of the board of directors and the compensation committee of Abbvie Inc., a pharmaceutical company, and was a member of the board of directors of Allergan plc, a predecessor company, from 2018-2020. Mr. Freyman earned a bachelor’s degree in accounting from University of Illinois, Urbana-Champaign and a master’s degree in management from Kellogg Graduate School of Management, Northwestern University. Mr. Freyman’s extensive experience in the healthcare industry, including as a senior executive officer at a publicly traded company, as well as his significant background in accounting and finance and his experience as a director for another large public company, led to the conclusion that he should serve as a director.
Mark M. Jones, M.D. currently serves as Chief of Orthopedic Surgery at Johnston Willis Hospital (HCA) in Richmond, Virginia, and is a practicing orthopedic surgeon at OrthoVirginia, Virginia’s largest provider of orthopedic medicine and therapy. Dr. Jones has served in his current role at OrthoVirginia since 1995, and at Johnston Willis Hospital (HCA) since 2015. Since 2015, Dr. Jones has been a member of the Surgical Advisory Committee for Johnston Willis Hospital (HCA). He was previously a member of the Board of Directors of OrthoVirgina/West End Orthopedic Clinic from 2005-2015 and a member of the Board of Directors for Westminster-Canterbury of Richmond from 2008-2010. Dr. Jones earned his Doctor of Medicine from the Virginia Commonwealth University School of Medicine and his Bachelor of Science from Duke University. In addition to completing orthopedic and general surgery residencies at Virginia Commonwealth University School of Medicine, Dr. Jones completed an Orthopedic Fellowship in Ankle and Foot Surgery at the University of Virginia School of Medicine and an Orthopedic Fellowship in Arthritis Surgery at the Johns Hopkins School of Medicine. Dr. Jones’ experience and expertise in the healthcare services industry as an orthopedic surgeon led to the conclusion that he should serve as a director.
Stephen E. Hare served as Executive Vice President and Chief Financial Officer of Office Depot, Inc. from December 2013 to January 2018. Prior to that, he served as Senior Vice President and Chief Financial Officer of The Wendy’s Company from July 2011 to September 2013, and prior to that served as Senior Vice President and Chief Financial Officer of Wendy’s/Arby’s Group, Inc. from 2008 to July 2011. Mr. Hare served as Senior Vice President and Chief Financial Officer of Triarc Companies, Inc. from 2007 to the 2008 merger of Triarc and Wendy’s in 2008, and as Chief Financial Officer of Arby’s Restaurant Group, Inc. from 2006 until July 2011. Mr. Hare is a director of Kentucky Homecare Parent, Inc., a private company which does business as Kindred at Home, and is a provider of home healthcare, hospice, community care and related services. Mr. Hare served as a director of 24 Hour Fitness USA, Inc., a private company in the fitness industry, from April 2020 to December 2020. Earlier in his career, Mr. Hare served as Executive Vice President of Cadmus Communications Corporation and as the President of Publisher Services Group, a division of Cadmus, from 2003 to 2006. Mr. Hare served as Executive Vice President and Chief Financial Officer of Cadmus from 2001 to 2003. From 1996 to 2001, Mr. Hare was Executive Vice President and Chief Financial Officer of AMF Bowling Worldwide, where he was also a member of the board of directors. From 1990 to 1996, Mr. Hare was Senior Vice President and Chief Financial Officer of James River Corporation. Mr. Hare was also a member of the board of directors of Pasta Pomodoro, Inc., the operator of Pasta Pomodoro restaurants, from 2008 to 2009, and was a member of the board of directors and chair of the audit committee of Wolverine Tube Inc. from 2005 to 2007. Mr. Hare’s accounting and auditing expertise, including his experience as Chief Financial Officer of large, public companies, as well as his extensive experience in distributed retailing business models, led to the conclusion he should serve as a director.
Cynthia L. Lucchese has been Chief Strategy Officer of Penske Entertainment Corp., a privately held company headquartered in Indianapolis, Indiana, which owns and operates the Indianapolis Motor Speedway, INDYCAR racing league and Indianapolis Motor Speedway Productions, since October 2020, and prior to that served as Chief Administrative Officer and Chief Financial Officer at Penske, and its predecessor Hulman & Company, since 2014. Prior to joining Hulman, Ms. Lucchese was Senior Vice President and Chief Financial Officer of Hillenbrand, Inc., where from 2008 to 2014 she was a key member of the leadership team that transformed Hillenbrand from a $650 million North American business to a $1.6 billion global diversified industrial company. She also has extensive experience in the medical device industry, including serving from 2005 to 2007 as Senior Vice President and Chief Financial Officer of Thoratec Corporation, a medical device company focused on treating advanced stage heart failure. Ms. Lucchese also held various senior financial positions with Guidant Corporation, now a part of Boston Scientific Corporation, from 1994 to 2005, including Vice President and Treasurer, Vice President of Finance and Administration - Guidant Sales Corporation, and Vice President - Controller and Chief Accounting Officer. Since July 2014, Ms. Lucchese has served as a member of the board of directors, a member of the nominating & corporate governance committee and chairman of the audit committee of Intersect ENT, Inc., a commercial drug delivery company. In June 2017, she joined the Board of Directors of Beaver-Visitec, Inc., an ophthalmic device manufacturer, and serves as chairman of the audit committee. Ms. Lucchese joined the board of directors of Inari Medical, a medical device company, in November 2019, and is chair of the audit committee and a member of the nominating & corporate governance committee. She previously served as a member of the Board of Directors of Brightpoint, Inc. from 2009 to 2012, serving as Chairman of the Audit Committee. Ms. Lucchese, a Certified Public Accountant, earned a bachelor’s degree in accounting and a master’s degree in business administration from Kelley School of Business of Indiana University. Ms. Lucchese’s extensive experience in accounting and financial leadership roles at public companies, and her experience in the medical device industry, as well as her experience as a director of other public companies, led to the conclusion she should serve as a director.
Richard R. Pettingill is the retired President and Chief Executive Officer of Allina Hospitals and Clinics, a network of health care providers in Minneapolis, Minnesota, serving in this role from 2002 until 2009. During that time, he also served on the board of directors of the Minnesota Hospital Association and the Minnesota Business Partnership. Prior to joining Allina Hospitals and Clinics, Mr. Pettingill served as Executive Vice President and Chief Operating Officer of Kaiser Foundation Health Plans and Hospitals from 1996 to 2002. From 1991 to 1995, Mr. Pettingill served as President and Chief Executive Officer of Camino Healthcare. Mr. Pettingill

also serves on the board of directors of Accuray Incorporated, a radiation oncology company. Mr. Pettingill received a bachelor’s degree from San Diego State University and a master’s degree in health care administration from San Jose State University. Mr. Pettingill’s experience as a former Chief Executive Officer of Allina, a not for profit health care company, as well as his experience as a director of other public companies and his background in health care companies generally, led to the conclusion he should serve as a director.
Kathryn M. Sullivan served as the Chief Executive Officer of UnitedHealthcare Employer and Individual, Local Markets, which is an operating division of UnitedHealth Group, from March 2015 to August 2018. She joined UnitedHealthcare in July 2008, as Chief Executive Officer of UnitedHealthcare, Central Region. Prior to joining UnitedHealthcare, Ms. Sullivan served from 2004 to 2008 as Senior Vice President and Chief Financial Officer of Blue Cross Blue Shield Association, from 1997-1999 as Chief Financial Officer of BlueCross and Blue Shield of Louisiana, and from 2000 to 2004 as President and Chief Executive Officer of Blue Cross and Blue Shield of Louisiana. Ms. Sullivan also serves on the board of directors and as a member of the audit committee of Welltower Inc., a real estate investment trust that primarily invests in senior housing, assisted living and memory care communities. Ms. Sullivan, a Certified Public Accountant, earned a bachelor’s degree in business administration from Northeast Louisiana University and a master’s degree in business administration from Louisiana State University. Ms. Sullivan’s experience in the health care industry, especially with respect to the payor perspective, led to the conclusion she should serve as a director.
There are no family relationships between any of the nominees.
OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF OUR COMPANY.

CORPORATE GOVERNANCE MATTERS
Corporate Governance Highlights
We are committed to governance policies and practices that serve the long-term interests of Hanger and its stockholders. The following summarizes certain highlights of our corporate governance policies and practices:
•	Annual election of all directors
•	90% of the Board is independent
•	50% of the Board is diverse: 20% is gender diverse and 30% is racially/ethnically diverse
•	Separate non-executive Chairman and Chief Executive Officer roles
•	Each Board committee is comprised of independent directors
•	Executive sessions of independent directors regularly held at Board meetings
•	Board policy limits director membership on other public company boards
•	Annual Board, committee and individual director evaluations
Committees of our Board of Directors
Our Board of Directors has an Audit Committee, a Compensation Committee, a Corporate Governance & Nominating Committee and a Quality & Compliance Committee. As a matter of good corporate governance, our Corporate Governance & Nominating Committee intends to evaluate the composition of each of our committees and recommend to the Board at the Board meeting immediately following the Annual Meeting any changes in committee membership that it deems necessary or appropriate.
The Audit Committee conducted nine meetings during 2020. It presently consists of Thomas C. Freyman (Chair), Cynthia L. Lucchese and Kathryn M. Sullivan and is governed by its own charter. The Audit Committee provides oversight on matters relating to accounting, financial reporting, auditing and internal control and is responsible for selecting, evaluating and meeting with our Company’s independent accountants to review the proposed scope of the annual audit of our Company’s books and records, reviewing the findings of the independent accountants upon completion of the annual audit and reporting to our Board of Directors with respect thereto.
The Compensation Committee conducted ten meetings during 2020. It presently consists of Stephen E. Hare (Chair), Asif Ahmad, Christopher B. Begley and John T. Fox, is governed by its own charter, and is responsible for, among other responsibilities, determinations relating to the compensation of officers and key employees and certain of our Company’s employee benefit plans.
The Corporate Governance & Nominating Committee conducted five meetings during 2020. It presently consists of Richard R. Pettingill (Chair), Christopher B. Begley and Stephen E. Hare, is governed by its own charter, and is responsible for, among other responsibilities, advising our Board of Directors on matters relating to corporate governance and the identification of potential nominees to our Board of Directors.
The Quality & Compliance Committee conducted five meetings during 2020. It presently consists of Kathryn M. Sullivan (Chair), John T. Fox, Mark M. Jones and Richard R. Pettingill and is responsible for, among other responsibilities, assisting our Board of Directors on matters relating to the quality of our Company’s services and the adequacy of our Company’s scientific and technical direction.
Our Board of Directors met seven times during 2020. Each director nominee attended at least 75% of the aggregate number of meetings of our Board of Directors and committee(s) for the period during which he or she served as director or member during 2020. Copies of charters of the Audit Committee, Compensation Committee, Corporate Governance & Nominating Committee and Quality & Compliance Committee are available on our website, www.hanger.com.
Board Independence
Our Board of Directors has determined that all of the nominees for election as a director except for Vinit K. Asar, including each of the members of the Audit Committee, Compensation Committee and Corporate Governance & Nominating Committee, are independent directors within the meaning of applicable New York

Stock Exchange (“NYSE”) listing standards and rules. Further, our Board of Directors has determined that each of the members of the Audit Committee qualifies as “independent” under Rule 10A-3 of the Exchange Act, as amended, and that each of Mr. Freyman, Ms. Sullivan and Ms. Lucchese qualify as an “audit committee financial expert” as defined in the SEC’s rules. For a director to be deemed independent under NYSE rules, our Board of Directors must affirmatively determine that the director has no material relationship with our Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company). In addition, the director (and any member of his or her immediate family) must meet the technical independence requirements of the NYSE’s listing standards.
Board Leadership Structure and Role in Risk Oversight
Mr. Asar serves as our Company’s President and Chief Executive Officer, or CEO, and Christopher B. Begley serves as the non-executive Chairman of our Board of Directors. Our Board of Directors does not have a policy on whether or not the roles of CEO and Chairman should be separate. Instead, our Corporate Governance Guidelines provide that our Board of Directors has the authority to choose its Chairman in any way it deems best for our Company at any given point in time. Accordingly, our Board of Directors reserves the right to vest the responsibilities of the CEO and Chairman in the same person or in two different individuals depending on what it believes is in the best interest of our Company. Since Mr. Asar became our CEO in May 2012, our Board of Directors has determined that the separation of these roles most appropriately suits our Company. Specifically, our Board of Directors believes that this split in roles allows Mr. Asar to focus more of his energies on the management of our Company’s business and that Mr. Begley’s background and experience as an executive officer in the health care industry provides a unique and valuable independent perspective to the governance of the Company.
Our Board of Directors believes that there is no single leadership structure for a Board of Directors that would be most effective in all circumstances and therefore retains the authority to modify this structure to best address our Company’s and our Board of Directors’ then current circumstances as and when appropriate.
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In the circumstance where the responsibilities of the CEO and Chairman are vested in the same individual, or where the Chairman is not considered independent, our Board of Directors will designate a lead independent director from amongst the independent directors to preside at the meetings of the executive sessions of the independent directors. Because Mr. Begley is an independent director, there is currently no lead independent director.

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The primary responsibilities of the lead independent director, when that role is filled, is to work closely with the Chairman and the CEO, and serve as the principal liaison between the independent directors and the Chairman and the CEO in matters relating to our Board of Directors as a whole. The primary responsibilities of the lead independent director are as follows:

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reside at all meetings of our Board of Directors at which the Chairman is not present, including any executive sessions of the independent directors and establish agendas for such executive sessions in consultation with the other directors and the Chairman;

•	have the authority to call meetings of the independent directors as appropriate; and
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be available, as deemed appropriate by our Board of Directors, for consultation and direct communication with stockholders, and for such other duties as our Board of Directors may determine from time to time.

Our Board of Directors and, in particular, the Audit Committee and the Quality & Compliance Committee are involved on an ongoing basis in the general oversight of our material identified enterprise related risks, including cybersecurity risks. Each of our chief executive officer, chief financial officer, general counsel and chief compliance officer, with input as appropriate from other appropriate management members, report and provide relevant information directly to either our Board of Directors, the Audit Committee and/or the Quality & Compliance Committee on various types of identified material financial, reputational, legal, compliance and business risks, including cybersecurity risks, to which we are or may be subject, as well as mitigation strategies for certain key identified material risks. Further, our Compensation Committee, with the assistance of the committee’s compensation consultant and management, periodically evaluates our compensation policies and practices to assess whether potential actions to be taken by our employees in response to these policies and practices are likely to have a material adverse effect on our company. Our Board of Directors’ and committees’ roles in our risk oversight process have not affected our leadership structure of our Board of Directors.
Policy Regarding Director Nominating Process
The Corporate Governance & Nominating Committee has adopted a policy pursuant to which a stockholder who has owned at least 2% of our Company’s outstanding shares of Common Stock for at least one year may recommend a director candidate that the Corporate Governance & Nominating Committee will consider when there is a vacancy on our Board of Directors either as a result of a director resignation or an increase in the size of our Board of Directors. Such recommendation must be made in writing addressed to the Chairperson of the Corporate Governance & Nominating Committee at our Company’s principal executive offices and must be received by the Chairperson at least 120 days prior to the anniversary date of the release of the prior year’s proxy statement. Although the Corporate Governance & Nominating Committee has not formulated any specific minimum qualifications that it believes must be met by a nominee that the Corporate Governance & Nominating Committee recommends to our Board of Directors, the factors it will take into account will include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge, as set forth in the Corporate Governance & Nominating Committee’s charter. There will not be any difference between the manner in which the committee evaluates a nominee recommended by a stockholder and the manner in which the committee evaluates any other nominee.
While the Corporate Governance & Nominating Committee does not have a formal policy relating specifically to the consideration of diversity in its process to select and evaluate director nominees, the Corporate Governance & Nominating Committee does consider diversity as part of its overall evaluation of candidates for director nominees. Specifically, the “Board Composition and Selection” section of our Corporate Governance Guidelines provides that the selection of potential directors should be based on all the factors the Corporate Governance & Nominating Committee considers appropriate, which may include diversity of viewpoints. In 2020, when the Corporate Governance & Nominating Committee was seeking to fill a vacancy created on our Board of Directors, it considered diversity as a key factor in its review of qualified candidates for director nominees. Dr. Jones identifies as racially diverse.
Policy Regarding Communication with Directors
Stockholders and other interested parties desiring to communicate with a director, the non-management directors as a group or the full Board of Directors may address such communication to the attention of the Secretary of our Company at our Company’s executive offices and all such appropriate communication will be forwarded to the intended recipient or recipients.
Policy Regarding Director Attendance at Annual Meetings
Under our Company’s current policy, each director should attend each annual meeting of stockholders. All of the current directors who were serving as directors at the time attended our last annual meeting of stockholders telephonically as a result of then-existing travel and other governmental restrictions relating to COVID-19, as well as due to the Company’s concerns about the health and safety of our directors. Our directors will attend the Annual Meeting telephonically as a result of health and safety measures that are expected to be in effect relating to COVID-19.
Meetings of Non-Management Directors
Non-management members of our Board of Directors conduct at least two regularly scheduled meetings per year without members of management being present. Mr. Begley, an independent director and the non-executive Chairman of our Board of Directors, presides at these meetings.
Corporate Governance Guidelines and Code of Business Conduct and Ethics for Directors and Employees
Our Board of Directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics for directors, officers and employees in accordance with NYSE corporate governance listing standards. Copies of these documents are set forth on our Company’s website, www.hanger.com.

Policies and Procedures Regarding Related Person Transactions
Our Board of Directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:
•	a “related person” means any of our directors, executive officers or nominees for director, and any of their immediate family members; and
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a “related person transaction” generally is a transaction in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect interest.

The related person, or the director, executive officer or nominee who is an immediate family member of a related person, must notify our Corporate Governance & Nominating Committee of certain information relating to proposed related person transactions. The Corporate Governance & Nominating Committee will consider all of the relevant facts and circumstances available regarding the proposed related person transaction and will ratify or approve only those related person transactions that are in, or are not inconsistent with, the best interests of our company and our stockholders.
In 2020, there were no proposed, pending or ongoing related person transactions subject to review by the Corporate Governance & Nominating Committee under the policy.
Environmental, Social and Governance Matters
We believe that sound corporate citizenship starts with the integration of environmental, social and governance (“ESG”) considerations into our corporate and risk management strategies. Doing so aligns Hanger’s interests with our long-term success, that of our trusted partners and all stakeholders. During 2020, we published an inaugural ESG report detailing our initial process and philosophy regarding ESG. The Corporate Governance & Nominating Committee of our Board of Directors is overseeing our ESG efforts and receiving periodic updates and reports on our efforts.
We now have a number of initiatives underway that are aligned with living our corporate values through sustainability and lowering identified enterprise risk, financial or otherwise, within the additional framework of ESG. An overview of these initiatives and information regarding our evolving ESG program is included in a joint letter from our Chairman of the Board and our CEO dated April 8, 2021 and the related 2021 ESG report that are available on our website at https:\\investor.hanger.com/governance/sustainability/. We are not incorporating our 2021 ESG report into this Proxy Statement.

PROPOSAL TWO—ADVISORY VOTE ON THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are seeking an advisory vote of our stockholders on the compensation of our named executive officers, as required by Section 14A of the Exchange Act, as amended. Our Board of Directors recommends that you vote in favor of the resolution approving the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the tables and narrative discussion contained in this Proxy Statement. Since the vote is advisory in nature, the results will not be binding on our Board of Directors or our Compensation Committee. However, we will consider the results of the vote of our stockholders in evaluating the need for or desirability of any changes in our executive compensation programs. We intend to hold the next advisory vote on the compensation of our named executive officers at the annual meeting in 2022.
We have adopted what we believe to be a conservative approach to executive compensation. Compensation arrangements for our named executive officers are designed to reward long-term commitment to our Company’s success.
As we discuss more thoroughly in the Compensation Discussion and Analysis section, which we invite you to review in detail, the following principles guide our compensation decisions:
Guiding Principle	Hanger Philosophy / Approach
Pay for performance
Our compensation program is designed to align executive compensation with our Company’s overall performance and business strategy. The design of our short- and long-term compensation programs is driven by business objectives and performance measures which we believe provide a direct link to the creation of stockholder value. We support a structural pay for performance philosophy by significantly emphasizing variable or at-risk compensation in the overall executive pay program.

Facilitate alignment with stockholders
Our long-term incentives are delivered in the form of equity to provide executives with a direct interest in the performance of our stock. We have adopted and implemented stock ownership guidelines for our executives which reinforce this principle.

Be internally equitable
Our executive compensation programs are designed to provide compensation that is fair and equitable based on the performance of the executive and our Company. In addition to conducting analyses of market pay levels, we consider the pay of the named executive officers relative to one another and relative to other members of the management team, irrespective of gender, ethnicity or other diverse characteristics.

Promote sound corporate governance objectives
We seek broad compliance with all applicable legal, regulatory and financial regulations and requirements in the context of our executive compensation program. In addition, when designing and implementing our executive compensation programs, we give due consideration to the impact such programs have on stockholders and any relevant tax and accounting implications that may arise in connection with such programs.

Provide leadership stability and continuity
Our executive programs are designed to reward both long-term contributions to our Company, as well as attract new executive talent and reward commitment of our executives to our Company regardless of their length of service with our Company. We recognize that the stability of the leadership team enhances our business.

Be competitive	We conduct market pay analyses to ensure the compensation we pay our executives is competitive in terms of the elements and mix of pay, program design and resulting actual levels of pay.
Reflect factors of role and individual
We use the information from market pay analyses and apply it to the individual situations of each of our executives to ensure we are compensating for the officer’s responsibilities and the individual’s skills and performance.

Guiding Principle	Hanger Philosophy / Approach
Encourage long-term executive service
We provide our named executive officers with tax effective savings opportunities. Our savings and retirement plans, along with a market competitive offering of other pay elements, encourage employees to join and remain at our Company. In addition, the vesting provisions established for all of our long-term incentive vehicles support this objective.

A description of our executive compensation policies and procedures can be found in the Compensation Discussion & Analysis section of this Proxy Statement. Those policies and procedures include:
•	We link compensation to corporate performance through our annual incentive compensation program and equity based awards, including performance-based equity awards.
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We have eliminated all excise tax gross-ups in our executive officers’ employment agreements, with the result that no employee of the Company has an excise tax gross-up in his or her employment agreement.

•	We have limited the perquisites that we offer to executive officers to those that are aligned with market practices.
•	The change in control provisions within our employment agreements are “double trigger” provisions.
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Our Compensation Committee has instituted a Compensation Recovery Policy, which provides the Company with the right, in the event that it is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements under the federal securities laws, to recover the amount of erroneously paid short-term and long-term incentive compensation received by an executive officer within the three years prior to the restatement that was granted after the effective date of the policy. The recovery may be made regardless of whether any misconduct occurred or the executive officer was responsible for the restatement.

•	Our equity compensation plan does not permit repricing of stock options.
•	We periodically review our pay practices to ensure that they do not encourage excessive risk taking.
•	We do not guarantee salary increases or bonuses for our executive officers.
•	We have formal stock ownership guidelines for each of our named executive officers and all of the named executive officers presently meet these requirements.
OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL THREE—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ended December 31, 2021, as well as the effectiveness of our internal control over financial reporting as of December 31, 2021, and requests that our stockholders ratify this appointment. If stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, then the Audit Committee will reconsider the appointment.
Audit services provided by PricewaterhouseCoopers LLP in 2020 included the audit of our consolidated financial statements and the effectiveness of our internal controls over financial reporting under Section 404 of the Sarbanes Oxley Act and the Public Company Accounting Oversight Board requirements, the review of quarterly financial statements and statutory and regulatory filings. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting (telephonically as a result of health and safety measures that are expected to be in effect relating to COVID-19) where they will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.
Proxies solicited by our Board of Directors will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2021 unless the stockholder has specified otherwise.
OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS.

2020 COMPENSATION DISCUSSION & ANALYSIS
Overview and Named Executive Officers
The following narrative and tables provide the required disclosures regarding the compensation of our named executive officers with respect to our fiscal year ended December 31, 2020. Based on their compensation for the fiscal year ended December 31, 2020, the following individuals have been identified as our named executive officers for purposes of disclosure in this Proxy Statement:
•	Vinit K. Asar, President and Chief Executive Officer;
•	Thomas E. Kiraly, Executive Vice President and Chief Financial Officer;
•	Thomas E. Hartman, Senior Vice President, General Counsel and Secretary;
•	C. Scott Ranson, Executive Vice President of Corporate Services and Chief Information Officer;
•	Gabrielle B. Adams, Vice President and Chief Accounting Officer; and
•	Samuel M. Liang, former President of Hanger Clinic. Mr. Liang’s employment with us terminated effective as of November 13, 2020.
Executive Summary
For 2020, our Compensation Committee made the following key decisions concerning our executive compensation programs:
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To mitigate the impacts of unprecedented and unpredictable business impacts as a result of the COVID-19 pandemic, in March 2020 we adjusted the key priorities of the Company for 2020 to focus on ensuring adequate liquidity for operations, as well as on Employee and patient safety during the pandemic. Accordingly, in addition to other measures, we took actions that included temporarily reducing base salaries and modifying certain incentive awards, as described below under “Effects of the COVID-19 Pandemic on 2020 Compensation Decisions.” Our focus on ensuring adequate liquidity in 2020 was successful, in that the Company achieved $239.4 million in total liquidity at December 31, 2020, compared to $169.2 million at December 31, 2019.

•
To retain our general approach to executive compensation, with an emphasis on performance-based annual and long-term incentive compensation that rewards our most senior executives when they successfully implement our business plan and, in turn, deliver value for our stockholders, as described below under “Consideration of Advisory Stockholder Vote on Executive Compensation.”

•
To continue our practice of allocating fifty percent or more of the annual long-term incentive compensation grants to our named executive officers to performance-based restricted stock units and the remaining portion to time-based restricted stock units.

•
Adopted a Compensation Recovery Policy that provides the Company with the right to recover incentive compensation in the event it is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements under the federal securities laws.

These and the other executive compensation actions taken by our Compensation Committee during 2020 are described in more detail in the narrative and tables that follow.
Effects of the COVID-19 Pandemic on 2020 Compensation Decisions
Impact on Business Operations
Beginning in the last two weeks of March 2020, our business volumes began to be adversely affected by the COVID-19 pandemic. As federal, state, and local authorities implemented social distancing and suppression measures to respond to an increasing number of nationwide COVID-19 infections, we experienced a decrease in our patient appointments and general business volumes. In response, during the last week of March 2020, we made certain changes to our operations, implemented a broad number of cost reduction measures, and delayed certain capital investment projects. We also changed the priorities for our executive team to focus on ensuring adequate liquidity for operations, as well as on the safety of our employees and patients. As a result of the impact of the pandemic on our operations, our business volumes were substantially affected throughout 2020. Patient appointments decreased by 33% in the second quarter, 16% in the third quarter and 12% in the fourth quarter of 2020, in each case, compared to the same quarter of the prior year. Sales of orthotic and prosthetic products and components to independent O&P providers by our distribution services business similarly decreased during this period. Finally, our business volumes associated with therapeutic solutions were also adversely affected in 2020 due to access restrictions implemented by our skilled nursing facility clients at their facilities in response to the COVID-19 pandemic. Despite the negative impact the COVID-19 pandemic had on our business volumes in 2020, our focus on ensuring adequate liquidity in 2020 was successful, in that the Company achieved $239.4 million in total liquidity at December 31, 2020, compared to $169.2 million at December 31, 2019 (liquidity refers to cash and cash equivalents plus borrowing capacity under the Company’s revolving credit facility).
Compensation Committee Decisions Made in Light of Business Changes and Uncertainties
General
As a result of the significant impact which the pandemic had on our Company performance, and the resulting changes in priorities for our executive team discussed above, our Compensation Committee made a number of compensation-related changes which impacted the compensation of our named executive officers during 2020. The Committee sought the advice of Korn Ferry, its independent compensation consultant, as well as its outside legal counsel regarding these changes. In developing these compensatory changes, in addition to other information, the Compensation Committee reviewed peer company data from companies both within and outside the healthcare industry to assess the manner in which executive compensation was being modified in response to the unprecedented and unpredictable financial environment. The Compensation Committee expects that the modifications described below were unique to the COVID-19 pandemic and its impact on our Company in 2020, and currently does not anticipate making similar modifications to these programs in the future.
Salary Reductions for Officers and Director Pay Reduction
As we have previously disclosed in a Current Report on Form 8-K dated March 31, 2020 and within our second and third quarter Quarterly Reports on Form 10-Q filed during 2020, as a part of the cost-containment measures that our Company implemented quickly at the outset of the pandemic, our Compensation Committee determined on March 31, 2020, with the input of the senior leadership team, that all members of our senior leadership team, including all of the Company’s named executive officers, would forego base salary in varying percentages during the period from April 4, 2020 up to, but not exceeding October 2, 2020 (the “Reduction Period”) as a part of the Company’s efforts to mitigate the financial impact of the COVID-19 pandemic on the Company. The percentage of base salary that each of the named executive officers agreed to forego during the Reduction Period was as follows: Vinit K. Asar: 100%; Thomas E. Kiraly: 75%; Samuel M. Liang: 62.27%; Thomas E. Hartman: 47.41%; C. Scott Ranson: 47.29%; and Gabrielle B. Adams: 37.67%. At the same time, other senior leadership team members and all other salaried employees received salary reductions, ranging from 46.23% to 47.04% for other senior executive officers, and 15.95% to 37.49% for other salaried employees, as part of overall cost-containment measures implemented by the Company.
Effective on each of May 30, July 11, and September 19, 2020, a portion of the base salary reduction of all salaried employees, including the named executive officers, was reinstated as a result of the Company’s improved business fundamentals and the desire to appropriately compensate its salaried employees for their ongoing efforts to the mitigation of the impact of the pandemic on the business. However, our CEO maintained a 100% reduction of base pay until all salaries were fully reinstated across the Company on September 19, 2020 to reflect his personal commitment to sharing the impacts of the pandemic with our employees.
During the Reduction Period, each of the non-employee director members of our Board of Directors agreed to forego the quarterly installments of their annual cash retainer.
Special Equity Plan Award Modification
In May 2017, the Compensation Committee adopted the Company’s Special Equity Plan and made a special one-time equity grant to certain key employees, including each of the Company’s named executive officers, for both recognition and retention purposes. The Special Equity Plan was created for these grants only, and no subsequent grants have been made or are permitted under the Special Equity Plan. The special equity grants, awarded on May 19, 2017, included performance-based restricted stock units (the “Special Equity Grant PSUs”) which, if earned, were to cliff vest 100% on May 19, 2020, which was the third anniversary of the grant date. The performance measure for the awards was the compounded annual growth rate (“CAGR”) of the Company’s daily closing common stock price over the 36 month performance period between the May 19, 2017 grant date (when the Company’s share price was $12.77) and the end of the performance period (as was originally determined) on May 18, 2020. Under the terms of the awards, the share price as of the end of the performance period was to be equal to the average of the closing stock price for the 25 trading days ending on May 18, 2020.
At the time the Compensation Committee authorized the Special Equity Grant PSU awards, our Company was beginning its return to compliance with respect to our obligations to make timely periodic filings with the Securities and Exchange Commission (“SEC”), which filings had been delayed as a result of the multi-year restatement of our historical financial statements, with the goal to ultimately relist our common stock on a national securities exchange. As a result of the multi-year restatement process, our common stock had been delisted by the New York Stock Exchange (“NYSE”) and was trading on the over-the-counter markets. We became current with our SEC filings in August 2018, and our common stock was relisted for trading on the NYSE on September 12, 2018, resulting in improved trading efficiency that allowed the trading price of our common stock to more accurately reflect the fundamentals of the Company’s business.
As we previously disclosed in a Current Report on Form 8-K dated May 13, 2020, as a result of the impact of the COVID-19 pandemic on the stock market in general, impacting not only our Company’s common stock but virtually all market participants in an unprecedented way, the Compensation Committee took action on May 13, 2020 to modify the performance period ending date for purposes of the CAGR calculation to February 20, 2020. This had the impact of shortening the performance period to approximately 33 months, a reduction of three months.
The Compensation Committee made this determination to achieve a result that it believed would best reflect the true performance of the Company over the entire three-year performance period, with February 20, 2020 being the date that the Compensation Committee determined to be the last full trading day that was not impacted negatively by the effects of and concerns relating to COVID-19. Using this modified performance period for the CAGR calculation and the resulting performance computation, all the participants in the Special Equity Plan, including the named executive officers, received vested Special Equity Grant PSUs in the form of shares of our common stock at 154 % of the targeted shares. The awarded shares were earned by achievement of a 25.41% stock price CAGR over the 33 month performance period, using the 25 trading day trailing average as of February 20, 2020.
The Compensation Committee determined that the trading price of the Company’s stock during the time of the onset of the pandemic constituted an aberrational three month period and was not reflective of the contributions that the executive team had made to our Company and its performance during the entire three year performance period for the Special Equity Grant PSUs. In particular, the Compensation Committee was concerned that, had they not acted to modify the performance period of the Special Equity Grant PSUs, that the pandemic-related impacts on the stock market would create a situation in which the CAGR requirement under the terms of these awards would not have been met due to no fault of the executives that the awards were intended to reward and retain.
2020 Short-Term Incentive Plan Modification
Our Compensation Committee designs the short-term incentive compensation program to motivate and reward the achievement of annual financial results and individual goals. For 2020, short term incentive targets and metrics were initially set consistent with past practice. Due to the adverse impact that the COVID-19 pandemic had on our operations, as described above, and the fact that its nature and effect was not known or knowable at the time of the Company’s annual compensation target setting process, in July 2020 the Compensation Committee amended the short term incentive plan’s performance measures and attainment percentage levels. Payouts under our short-term incentive program are based on a combination of our financial performance and the employee’s individual performance.
In early March 2020, the Compensation Committee initially approved Revenue and Adjusted EBITDA as the financial metrics, weighted at 35% and 65%, respectively. In July 2020, on the basis of the July 2020 revised financial forecast for the year, the Committee removed Revenue as a performance measure from the short-term incentive plan for our employees, including for the named executive officers, making the plan 100% measured on Adjusted EBITDA. At the time the Committee made its decision, Revenue growth was no longer a key objective for the Company, given the impact the COVID-19 pandemic was having on the Company’s business and the healthcare market in general, leaving Adjusted EBITDA as the sole financial metric. At the same time, the Committee reduced the Adjusted EBITDA metric target to align with the July 2020 revised financial forecast for the year, and also reduced the payout at target to 70% of what could have been earned prior to the modification, and the maximum funding level of payout to 85% of what could have been earned prior to the modification. The Committee determined to amend the short-term incentive program as described above, rather than to provide one-time discretionary awards to the executives who were participants in the plan; this decision was made to motivate the executives to execute on the Adjusted EBITDA metric contained in the modified short-term incentive program, which performance metric aligned with the Company’s revised financial forecast. The modification to the Adjusted EBITDA metric was also intended to align the short-term incentive plan for 2020 with the Company’s previously discussed revised objectives, which were to ensure that we maintained adequate liquidity levels for the operations of the Company.
2020 Performance Share Unit Award Modification
In March 2020, consistent with past practice, our Compensation Committee approved long-term incentive plan grants under the Hanger 2019 Omnibus Incentive Plan using a 50/50 split between performance-based and time-based grants for all named executive officers with the exception of Mr. Asar, who received his grants using a 60/40 split because of our Compensation Committee’s desire to have a higher proportion of his long-term incentive grant to be performance-based. The grants were made on March 9, 2020, prior to the Compensation Committee’s knowledge of the likely impacts of the COVID-19 pandemic on the company’s business and industry.
The performance-based restricted stock units as granted in March 2020 would only be earned if the Company achieved the adjusted earnings per share (“Adjusted EPS”) performance goal for 2020. If performance-based restricted stock units were earned, then the earned shares would vest 25% annually over four years on the anniversary of the grant date, commencing on the first anniversary.
In November 2020, the Compensation Committee determined to adjust the Adjusted EPS performance goal for these awards to reflect our Company’s July 2020 revised financial forecast for the year, which gave consideration to the challenges faced by the Company during the first half of the year and the expected performance for the remainder of the year, taking into account the expected impact of the COVID-19 pandemic. At the same time the Committee modified the Adjusted EPS target, it also reduced the number of shares that any participant, including the named executive officers, could receive pursuant to their previously granted awards to 85% of the original target number. The modified Adjusted EPS performance goal was intended to align the long-term incentive plan awards with the revised objectives of the Company discussed above, which were to ensure that we maintained adequate liquidity levels for the operations of the Company. These changes also aligned the earnings performance targets of the 2020 Performance Share Units with the previously modified 2020 Short-Term Incentive Plan. The Committee determined to amend the performance-based restricted stock awards as described herein, rather than to provide one-time discretionary awards to the executives who has received the awards; this decision was made to motivate the executives to execute on the modified performance goals, which aligned with the Company’s revised financial forecast and strategic plan for the year.
Objectives of Our Executive Compensation Program
The compensation program covering our named executive officers is designed to drive our Company’s success, which will be achieved primarily through the actions of talented employees. Its primary objectives include:
•	attracting qualified and talented executives who are capable of providing the appropriate leadership to our Company;
•	retaining executives who have the critical skills our Company needs to meet our strategic and operational objectives; and
•	appropriately motivating our executives to drive outstanding Company performance.

These objectives reflect our belief that programs which support the attraction and retention of a highly qualified executive management team, coupled with appropriate incentive programs to motivate performance, serve the long-term interests of our investors.
Compensation arrangements for our named executive officers are designed to reward long-term commitment to our Company’s success. The following principles guide our compensation decisions:
Guiding Principle	Hanger Philosophy / Approach
Pay for performance
Our compensation program is designed to align executive compensation with our Company’s overall performance and business strategy. The design of our short- and long-term compensation programs is driven by business objectives and performance measures which we believe provide a direct link to the creation of stockholder value. We support a structural pay for performance philosophy by significantly emphasizing variable or at-risk compensation in the overall executive pay program.

Facilitate alignment with stockholders
Our long-term incentives are delivered in the form of equity to provide executives with a direct interest in the performance of our stock. We have adopted and implemented stock ownership guidelines for our executives which reinforce this principle.

Be internally equitable
Our executive compensation programs are designed to provide compensation that is fair and equitable based on the performance of the executive and our Company. In addition to conducting analyses of market pay levels, we consider the pay of the named executive officers relative to one another and relative to other members of the management team, irrespective of gender, ethnicity, or other diverse characteristics.

Promote sound corporate governance objectives
We seek broad compliance with all applicable legal, regulatory and financial regulations and requirements in the context of our executive compensation program. In addition, when designing and implementing our executive compensation programs, we give due consideration to the impact such programs have on stockholders and any relevant tax and accounting implications that may arise in connection with such programs.

Provide leadership stability and continuity
Our executive programs are designed to reward both long-term contributions to our Company, as well as attract new executive talent and reward commitment of our executives to our Company regardless of their length of service with our Company. We recognize that the stability of the leadership team enhances our business.

Be competitive	We conduct market pay analyses to ensure the compensation we pay our executives is competitive in terms of the elements and mix of pay, program design and resulting actual levels of pay.
Reflect factors of role and individual
We use the information from market pay analyses and apply it to the individual situations of each of our executives to ensure we are compensating for the officer’s responsibilities and the individual’s skills and performance.

Encourage long-term executive service
We provide our named executive officers with tax effective savings opportunities. Our savings and retirement plans, along with a market competitive offering of other pay elements, encourage employees to join and remain at our Company. In addition, the vesting provisions established for all of our long-term incentive vehicles support this objective.

Overview of Our Executive Compensation Programs
Below are the purpose and key elements of our executive compensation program.
Element		Purpose and Characteristics
Base Salary	•	Fixed pay element to compensate for an individual’s competencies, skills and experience as valued in the marketplace and within our Company and to reward continued performance.
	•	Base salary may be adjusted annually/periodically based on changes in job responsibilities, market conditions and individual performance.

Short-Term Incentives	•	Performance-based annual cash opportunity to motivate and reward the achievement of annual financial results relative to business-specific targets and individual goals tied to strategic initiatives.
	•	Incentive goals are aligned with stockholders’ interests.
	•	Awards, if earned, are payable based on actual business results and achievement of individual goals.

Long-Term Incentives	•	Performance-based and retention-based equity opportunity to motivate and reward financial performance and stock price appreciation and to encourage retention of talent.
	•	Amounts earned and realized will vary from the grant date fair value based on actual stock price performance.

Retirement Benefits	•	Component of compensation that accrues each year to provide retirement savings and market-competitive pay.
	•	Benefits are payable upon or after retirement.

Other Benefits and Perquisites	•	Generally certain pay elements which provide for life and income security needs; the actual cost to our Company is based on participation/usage.

Severance Benefits	•	Contingent component to provide a bridge to future employment in the event an executive’s employment is terminated.
	•	Payable only if an executive’s employment is terminated in certain predefined situations.
The following table summarizes executive compensation practices that we have implemented, and those that we avoid to ensure our executive pay program rewards long-term commitment to our Company’s success.
What We Do		What We Do Not Do
✔	We focus on pay-for-performance by emphasizing performance-based incentive opportunities.	X	We do not offer perquisites that are not aligned with market practices.
✔	We set clear financial goals that we believe are challenging yet achievable, meet or exceed competitive standards and are aligned with business objectives to enhance stockholder value over time.	X	We do not permit executive officers or directors to engage in hedging, pledging, or similar types of transactions with respect to our stock.
✔	We focus on both long-term and short-term incentives to align our executive officers’ performance goals with our overall performance.	X	We do not permit backdating or repricing of stock options.
✔	We use multiple performance metrics for incentive compensation to better align incentives with overall company performance.	X	We do not guarantee salary increases or bonuses for our executive officers.
✔	We benchmark our executive officers’ compensation against an appropriate peer group.	X	We do not use the same performance measures for short-term and long-term incentives to ensure our executive officers focus on both short-term

What We Do		What We Do Not Do
and long-term goals.
✔	We require executive officers to maintain prescribed stock ownership levels.	X	We do not permit payouts greater than two times the target awards for our short-term incentives and 150% of the target awards for our performance-based restricted stock units.
✔	We monitor our pay practices on an ongoing basis to ensure they do not encourage excessive risk taking.	X	We do not provide excise tax gross-ups.
✔	Our Compensation Committee benefits from the use of an outside, independent compensation consultant.
✔	Equity-based awards granted after 2019 are subject to “double trigger” vesting, rather than “single trigger” vesting, on a change in control
Consideration of Advisory Stockholder Vote on Executive Compensation
At the Company’s annual meeting of stockholders held on May 14, 2020, over 98% of the shares that voted on such proposal voted to approve the compensation of our named executive officers. Our Compensation Committee appreciates and values the compensation views of stockholders and considers the results of the advisory stockholder votes when making compensation decisions. Based on our stockholder’s high level of approval, our Compensation Committee decided to retain our general approach to executive compensation, with an emphasis on performance-based annual and long-term incentive compensation that rewards our most senior executives when they successfully implement our business plan and, in turn, deliver value for our stockholders.
Pay Setting Process
Our Compensation Committee has used Korn Ferry (“KF”) as its compensation consultant on executive compensation matters. Our Compensation Committee assessed the independence of KF and concluded that the work performed by the consultants for our Compensation Committee did not raise any conflict of interest under NYSE listing standards or SEC rules. For 2020, KF was paid $132,128 for executive compensation consulting services. For other board and executive search and management consulting services provided to our Company in 2020, KF was paid $301,768. These other services provided to our Company were reviewed and approved by our Compensation Committee prior to the actual services being performed.
Our Compensation Committee works closely with our compensation consultant to understand general market practices, prevalence and trend information on the levels of salary, target annual incentives and long-term incentives, the relative mix of short- and long-term incentives and the mix of cash and stock-based pay for our executive roles. To determine competitive market pay, our Compensation Committee periodically analyzes the annual proxy statements of a peer group of companies and published survey data. In setting pay for our named executive officers, our Compensation Committee generally targets compensation, by element and in the aggregate with reference to the market pay median (50th percentile). Our competitive market pay median (the “Median”) is determined by evaluating the in-depth peer group analysis and the published survey data. The design of our annual and long-term incentive plans provides our executives with the opportunity to exceed the Median for total direct compensation (the sum of base salary, annual bonus and long-term incentives) based on Company performance. Actual compensation on a yearly basis, based on Company and individual performance, can vary widely.
Peer Group
Our Compensation Committee reviews and approves annually a peer group that it believes best reflects the competitive market for talent in our industry. In August 2019, our Compensation Committee approved the peer group listed below (the “2020 Peer Group”) to benchmark the overall executive pay program for our named executive officers. Our peer group construction methodology generally utilizes the following selection parameters to select peer companies: (1) company revenue size within a specified range of our historic revenue; (2) healthcare services, facilities or services industry sector; (3) similar healthcare payment models; (4) similar executive talent market; (5) national or global presence of business; and (6) demographics of customers.

When our Compensation Committee re-examined the peer group for 2020, it used a number of specific factors as criteria for inclusion including organization size and scope, industry and sector competitors, business model and executive talent market. Based on such review, our Compensation Committee decided to modify the 2020 Peer Group as follows:
•	Civitas Solutions was removed due to its acquisition by Centerbridge Partners
•
Five Star Quality Care, Inc. was removed due to its market and financial performance, as well as a significant pending change to their ownership structure, which our Compensation Committee deemed to undermine its relevancy as a peer.

•
Ensign Group and RadNet were added to the 2020 Peer Group as good matches for size, industry and talent market considerations. Seven of the companies in Hanger’s 2019 Peer Group listed Ensign Group as a peer, and four listed RadNet as a peer.

Our Compensation Committee believes that the 2020 Peer Group was reflective of the market in which we operated in 2020 and positioned our executive compensation benchmarking appropriately. Our Compensation Committee believes that, while they are not specific to the orthotics and prosthetics area of health care, the companies in the peer group reflect the range of business sectors where we are active. The sub-industry mix of these companies is 25% in Health Care Equipment, 25% in Health Care Facilities and 50% in Health Care Services. Our Compensation Committee further believes that these companies have executive talent who possess comparable skills and face similar business challenges common to our industry.
Peer Companies(1)	Sub-Industry
Acadia Healthcare Co. Inc.	Health Care Facilities
Amedisys Inc.	Health Care Services
Chemed Corporation	Health Care Services
Encompass	Health Care Facilities
Ensign Group, Inc.	Health Care Facilities
Integra LifeSciences Holdings Corporation	Health Care Equipment
LHC Group Inc.	Health Care Services
MEDNAX, Inc.	Health Care Services
National Healthcare Corp.	Health Care Facilities
Option Care Health, Inc.	Health Care Services
Orthofix International N.V.	Health Care Equipment
Providence Service Corp.	Health Care Services
RadNet, Inc.	Health Care Services
Teleflex Incorporated	Health Care Equipment
Tivity Health	Health Care Services
Wright Medical Group Inc.	Health Care Equipment
(1)	The 2020 Peer Group’s 50th percentile revenue for fiscal year 2018, which was the data available to our Compensation Committee at the time that the peer group was selected, was $1,603 million.
Our Compensation Committee reviewed and considered KF’s analysis of the 2020 Peer Group pay practices for similarly situated executives to each named executive officer. KF’s analysis included, but was not limited to, a review of pay levels (base salary, annual incentives, total cash compensation, long-term incentives and total direct compensation) and pay structure (allocation of pay among base salary, annual incentives and long-term incentives).
Compensation Survey Data
In addition to the 2020 Peer Group data, our Compensation Committee also considered published survey data for a broader market perspective on executive compensation pay levels and practices. Our Compensation Committee believes that an alternative lens into the executive labor market is appropriate and meaningful in that survey data provides a robust data set, can be utilized for other executives who are not named executive officers and is consistent with our holistic approach to benchmarking executive compensation. For purposes of this year’s assessment, our Compensation Committee used KF’s 2019 Industrial Industry Survey for all roles, with the exception of the Senior Vice President & Chief Clinical Officer for whom our Compensation Committee used the Radford 2019 Global Technology Survey.
Factors to Set or Adjust Pay
Generally, our Compensation Committee sets each executive officer’s total direct compensation with reference to Median practices based on our peer group and the salary survey data. However, our Compensation Committee also considers the factors listed below, and may set compensation above or below the Median for certain executive officers based on the result of its analysis with respect to such factors:
•	The transferability of professional and managerial skills;
•	The depth of knowledge and experience in orthotics and prosthetics patient care, orthotics and prosthetics product distribution, rehabilitative solutions and related industries;
•	The relevance of the named executive officer’s experience to other potential employers; and
•	The readiness of the named executive officer to assume a different or more significant role.
The following factors are also considered in setting and adjusting pay for our named executive officers:
•	Our Company’s financial performance;
•	The individual’s past and expected future performance; and
•	Peer group pay practices and broader market developments/trends.

Focus on Pay-for-Performance
Consistent with our compensation philosophy and objectives, our Compensation Committee emphasizes performance-based incentive opportunities, particularly long-term incentives, over base salary when determining the mix of elements that constitute an officer’s total direct compensation. The following tables show the targeted and actual 2020 pay mix for our Chief Executive Officer and for our other named executive officers as a group. The actual pay mixes shown below exclude the 2020 Award Cancelled and 2017 Special Award As Modified from the long-term incentive values, consistent with, and as these terms are defined, in footnote 1 to the Summary Compensation Table below.

Determination of Pay Elements
In developing the pay programs and levels for our named executive officers, our Compensation Committee reviews peer group pay practices, survey data and other relevant benchmarks provided by the compensation consultant. Any changes to base salary and annual incentive target amounts generally become effective in March of each year.
Annually, our Chief Executive Officer reviews the performance of each of the other named executive officers and shares his perspective with our Compensation Committee. Our Compensation Committee considers this performance information in setting the pay for our named executive officers other than our Chief Executive Officer. All decisions regarding any adjustment to the compensation of our Chief Executive Officer are made solely by our Compensation Committee based on both competitive pay practices as well as our Compensation Committee’s assessment of his performance.

Our Compensation Committee considers previous compensation earned by the named executive officers and their current holdings of our Common Stock when making compensation decisions. We believe that our named executive officers should be fairly and competitively compensated, both for annual and long-term compensation opportunities, based on our Company’s performance and each individual’s performance.
Our Compensation Committee may meet in executive session without the presence of any member of management and/or the consultant in making its decisions regarding the compensation of any of our named executive officers.
When making any executive compensation decision, our Compensation Committee follows a deliberate, multiple-step process:
1.	Review performance of our Company in comparison to goals;
2.	Information review, including information from the compensation consultant and our Chief Executive Officer;
3.	Evaluation and deliberation, including, when appropriate, consultation with other members of our Board; and
4.	Decision making.
Additional information about the role and processes of our Compensation Committee is outlined in our Compensation Committee charter, which is available on our Company’s website at www.hanger.com.
Base Salary
Base salary compensates a named executive officer for the individual’s competencies, skills, experience, responsibilities and performance. For annual adjustments to the base salary of a named executive officer, our Compensation Committee considers competitive market pay of peer companies’ executives in similar positions, information set forth in general industry surveys, our Company’s and the individual officer’s performance and internal equity amongst our officers. Our Compensation Committee generally aims for our named executive officers’ base salaries to fall within the competitive range of the Median, which we broadly define as within 85% to 115% of the Median for each position.
At the beginning of 2020, our Compensation Committee approved a merit increase in base salary for Messrs. Kiraly, Hartman and Ranson and Ms. Adams, in the amount of 2% each, to be effective March 21, 2020. Following such increases, each of our named executive officers’ base salaries fell within the competitive range of the Median. The base salary that was effective as of March 21, 2020 for each named executive officer is shown in the following table:
Named Executive Officer	Base Salary Effective March 21, 2020
Vinit K. Asar	$757,706
Thomas E. Kiraly	$481,138
Thomas E. Hartman	$386,686
C. Scott Ranson	$369,240
Gabrielle B. Adams	$343,348
Samuel M. Liang	$475,555
However, as explained above under the heading “Effects of the COVID-19 Pandemic on 2020 Compensation Decisions - Salary Reductions for Officers and Director Pay Reduction,” in response to the anticipated negative financial impact of the COVID-19 pandemic, we temporarily reduced the salaries of each of the named executive officers. The amount of base salary actually received by each of the named executive officers is shown in the “Salary” column of the Summary Compensation Table below.
Short-Term Incentive Compensation
Our Compensation Committee designs the short-term incentive compensation program to motivate and reward the achievement of annual financial results and individual goals. Currently, our philosophy for short-term incentive compensation is to generally target the Median, provide the opportunity to earn in the range of the 75th percentile compared to the peer group and published survey data for exceptional Company and individual performance, and reduce or eliminate short-term incentive compensation when Company or individual performance is below expectations. In other words, when we reach target performance for the goals discussed below, then short-term incentive compensation should be close to the Median. If our Company and our named executive officers have exceptional performance based on the established performance goals, then short-term incentive compensation should exceed the Median and could approach the 75th percentile compared to the peer group and published survey data. If our Company or named executive officers’ performance is less than expected based on the established performance goals, then short-term incentive compensation should be less than Median and could be eliminated entirely.
For 2020, our Compensation Committee initially set short-term incentive targets using our standard process, resulting in the Compensation Committee setting each named executive officer’s target and maximum annual incentive award based on the funding of Company performance goals for 2020 at the same percentage of base salary as in the 2019 short-term incentive plan. The original target and maximum annual incentive awards for 2020 expressed as a percentage of base salary for our named executive officers are included in the below table. However, as discussed above under the heading “Effects of the COVID-19 Pandemic on 2020 Compensation Decisions - 2020 Short-Term Incentive Plan Modification,” the Committee later made changes to the performance metrics and the target awards to reflect changed Company priorities in response to the COVID-19 pandemic, which resulted in the target and maximum funding being reduced to 70% and 85% of the named executive officers’ original target awards. As described below, however, an individual may earn above their maximum percentage if individual performance exceeds targets, provided that, in total, payouts under the short-term incentive program do not exceed the program funding level based on our financial performance results.
Incentive Awards Expressed as a Percentage of Base Salary	Original Target	Original Maximum
Vinit K. Asar	120%	240%
President and Chief Executive Officer
Thomas E. Kiraly	70%	140%
Executive Vice President and Chief Financial Officer
Thomas E. Hartman	50%	100%
Senior Vice President, General Counsel and Secretary
C. Scott Ranson	50%	100%
Executive Vice President and Chief Information Officer
Gabrielle B. Adams	40%	80%
Vice President and Chief Accounting Officer
Samuel M. Liang	60%	120%
President, Hanger Clinic
For 2020, as it has done in the past, our Compensation Committee decided to base short-term incentive awards on individual and company performance, and initially approved the following two financial metrics to measure company performance:
Performance Measure	Percentage Weight
Revenue	35%
Adjusted EBITDA	65%
Our Compensation Committee established the relative weightings of the two measures to provide more emphasis on profitability to align with the current strategic initiatives of our Company while maintaining an appropriate emphasis on top-line growth. Under the plan initially approved by the Compensation Committee, the performance measures would be calculated based on our enterprise-wide consolidated results for each named executive officer other than Mr. Liang. Because Mr. Liang was the President of Hanger Clinic, his short-term incentive payout was initially based 75% on enterprise results and 25% on Hanger Clinic results.

Under the original short-term incentive plan, each financial metric was to be calculated independently with a potential funding for each metric that ranges from 20% of the target at threshold to 100% if financial goals were achieved at the target level and 200% if the financial goals were achieved at or above the maximum levels. However, for any participant to receive a payout under the short-term incentive plan, the enterprise Adjusted EBITDA goal was required to at least be met at threshold. The table below shows the financial goals for our 2020 short-term incentive program as originally approved by our Compensation Committee for 2020.
Enterprise Measures (in thousands)	Threshold	Target	Maximum
Revenue	$1,085,600	$1,135,300	$1,193,600
Adjusted EBITDA	$115,400	$132,300	$149,400

Hanger Clinic Measures (in thousands)
Revenue	$913,900	$946,300	$986,700
Adjusted EBITDA	$168,300	$180,400	$195,500
The target performance measure above were based on our Company’s strategic budgeting and goal setting process for 2020 that began in October of 2019 and was finalized in February of 2020.
As discussed above under the heading “Effects of the COVID-19 Pandemic on 2020 Compensation Decisions - 2020 Short-Term Incentive Plan Modification,” the Compensation Committee amended the short-term incentive plan in July of 2020 so that performance would be measured solely based on Adjusted EBITDA Performance. In addition, under the amended plan, the Compensation Committee decided to use our enterprise-wide consolidated results to measure performance for all our named executive officers to fully align the interests of our executive officers as they navigated the pandemic, and to keep the executive team focused on the revised priorities of ensuring adequate liquidity for the Company’s operations, as well as employee and patient safety, during the pandemic.
The financial goals under the amended 2020 short-term incentive program were as follows:
Enterprise Measures (in thousands)	Threshold	Target	Maximum	Actual Results
Revenue	n/a	n/a	n/a	n/a
Adjusted EBITDA	$61,300	$69,900	$72,500	$105,100
For purposes of the short-term incentive program (both original and modified), “Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted for certain items. These adjustments to EBITDA are: (i) third-party professional fees in excess of normal amounts incurred in connection with our financial statement remediation, (ii) expenses associated with equity-based compensation, (iii) certain severance expenses, (iv) certain third party expenses incurred in connection with our acquisitions; (v) certain duplicative facility costs incurred in connection with the supply chain implementation; (vi) net gains on certain real estate transactions; and (vii) funds received from the Department of Health and Human Services under the Coronavirus Aid, Relief, and Economic Security (CARES) Act in connection with the COVID-19 pandemic.

Under both the original and modified 2020 short-term incentive program, the amounts actually earned by the named executive officers are determined based on the level of funding for the goals listed above and on the basis of individual performance against individual goals established by our Compensation Committee. Individuals with superior individual performance may earn more than their maximum amount set forth above, provided that the aggregate value of payouts under the program does not exceed the total program funding based on financial performance metrics. The individual goals for each of our executive officers are focused on our Company’s strategic and operational initiatives, such as cost reductions, process improvement, business development opportunities and people initiatives. An executive’s individual objectives may be qualitative and/or quantitative and are typically developed to be stretch goals that are challenging for the executive to achieve. Depending on the executive officer’s individual performance, our Compensation Committee may increase (for above-target individual performance) or decrease (for below-target individual performance) such executive officer’s short-term incentive payout from the amount such executive officer would otherwise earn based on business performance alone. The individual goals and results for each named executive officer for 2020 are set forth in the table below.
Named Executive Officer	2020 Individual Performance Goals/Results
Mr. Asar
Goals: emerge from COVID-19 pandemic with financial stability, engagement and safety of employees, M&A growth plan, effective investor relations communication, and robust diversity and inclusion plans.

Results: in total, Mr. Asar’s results were at target.

Mr. Kiraly
Goals: continued advancement of investor relations program, continued strengthening of financial controls, maintain financial reporting accuracy, debt refinancing, enterprise resource planning, simplify accounting processes, development of finance and accounting team, acquisition support, cost management and cash preservation in response to COVID-19 pandemic.

Results: in total, Mr. Kiraly’s results were above target.

Mr. Hartman
Goals: regulatory and corporate governance initiatives, securities litigation, material weakness remediation, SEC filing activities, support Chief Compliance Officer, legal support in response to COVID-19, ERP contractual arrangements and supply chain reorganization.

Results: in total, Mr. Hartman’s results were at target.

Mr. Ranson
Goals: IT governance and compliance, improving technologies for patient and customer facing team members, enhance e-commerce, talent engagement and succession planning, implement enterprise resource planning system, lead COVID-19 taskforce response team, drive cybersecurity program and reinforce IT compliance protocols.

Results: in total, Mr. Ranson’s results were at target.

Ms. Adams	Goals: ERP implementation, maintain accurate and timely accounting and reporting, continue to improve financial controls, acquisition support.
Results: in total, Ms. Adams results were above target.

Mr. Liang	Goals: achieve EBITDA, COM, HFN and disallowed targets, acquisition integration, field process improvements, patient satisfaction objectives, talent engagement and retention, diversity and inclusion.
Results: in total, Mr. Liang’s results were below target.
In February 2021, the Compensation Committee reviewed 2020 results related to corporate and individual goals. Specifically, the Compensation Committee compared our Company’s actual 2020 financial performance to the revised Adjusted EBITDA goals set by the Committee in July 2020, and determined the actual plan funding was 85% of target. As a result of this assessment, and the Compensation Committee’s assessment of individual performance, our named executive officers received payouts ranging from 71.9% to 89.4% of their respective targets. The actual incentive payments made to each named executive officer for the 2020 fiscal year that were paid in March 2021 are shown in the table below and also in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. As mentioned above, each of our named executive officers had their base salaries temporarily reduced from April through September, in response to the impact of COVID-19. To prevent the base pay reduction from impacting bonus opportunity, we calculated each named executive officer’s actual bonus based on the base salary that each officer would have been paid, if not for the pay reductions.
Named Executive Officer	Target Bonus Opportunity ($)	Percent of Target Achieved (%)	Actual Bonus Award ($)
Vinit K. Asar	$916,241	85.0%	$778,805
Thomas E. Kiraly	$337,914	89.4%	$302,000
Thomas E. Hartman	$193,985	85.0%	$164,900
C. Scott Ranson	$185,233	85.3%	$158,000
Gabrielle B. Adams	$137,795	88.9%	$122,500
Samuel M. Liang	$250,215	71.9%	$180,000
Long-Term Incentive Compensation
Long-term incentive compensation opportunities are provided to our named executive officers to encourage the executives’ continued commitment to our Company by motivating and rewarding financial performance and stock price appreciation. Our Compensation Committee believes this is an important component of their pay which directly aligns the interests of our executives with the interests of our stockholders since amounts granted, earned and realized are dependent on actual stock price performance.
2020 Long-Term Incentive Awards
Our Compensation Committee approved the 2020 grants in March 2020 using a 50/50 split between performance-based and time-based grants for all named executive officers with the exception of Mr. Asar, who received his grants using a 60/40 split because of our Compensation Committee’s desire to have a higher proportion of his long-term incentive grant to be performance-based. With the assistance of the compensation consultant, our Compensation Committee determined grant sizes taking into account a number of factors. Those factors included value on grant date, dilution, burn rate, our Company’s recent and expected financial performance and long-term incentive grant practices of our 2020 Peer Group and the broader market. The grant date for management and employees was March 9, 2020.
The time-based restricted stock units granted to our named executive officers vest 25% annually over four years on the anniversary of the grant date commencing on the first anniversary. The performance-based restricted stock units are only earned if our Company achieves the adjusted earnings per share (“Adjusted EPS”) performance goal (measured with respect to the fiscal year that includes the grant date). If performance-based restricted stock units are earned, then the earned shares will vest 25% annually over four years on the anniversary of the grant date commencing on the first anniversary.
As with the short-term incentive awards, the performance-based restricted stock units were initially awarded using our standard process for setting threshold, target and maximum level performance, but were modified due to the impact of COVID-19 on our business, as discussed above under the heading “Effects of the COVID-19 Pandemic on 2020 Compensation Decisions - 2020 Performance Share Unit Award Modification.” For 2020, the Adjusted EPS goals as originally determined by our Compensation Committee and as modified in November of 2020, and our actual EPS performance, measured over the period January 1, 2020 to December 31, 2020, were as follows:
	As Originally Granted in March 2020		As Modified in November 2020
	Adjusted EPS	% of Target Units Earned	Adjusted EPS	% of Target Units Earned
Threshold	$0.73	25%	$(0.32)	20%
Target	$1.00	100%	$(0.14)	70%
Maximum	$1.23	150%	$(0.09)	85%
Actual Results	n/a	n/a	$0.63	85%
The adjustments that we made to the Adjusted EPS goal aligned such goals with the previously modified 2020 Short-Term Incentive Plan. Specifically, our Compensation Committee took the Adjusted EBITDA goals used as the threshold, target, and maximum for our modified 2020 Short-Term Incentive Plan and projected what our Adjusted EPS would be if such goals were attained to get the adjusted threshold, target and maximum Adjusted EPS goals set forth in the table above.
For purposes of the long-term incentive program, Adjusted EPS is defined as GAAP earnings per share, adjusted for certain items. These adjustments are: (i) expense associated with modifications of equity awards; (ii) amortization expenses; (iii) third-party professional fees in excess of normal amounts incurred in connection with our financial statement remediation, (iv) certain severance expenses, (v) certain third party expenses incurred in connection with our acquisitions; (vi) certain duplicative facility costs incurred in connection with the supply chain implementation; (vii) net gains on certain real estate transactions; and (viii) funds received from the Department of Health and Human Services under the Coronavirus Aid, Relief, and Economic Security (CARES) Act in connection with the COVID-19 pandemic.
The number of time-based restricted stock units and performance-based restricted stock units granted to each of our named executive officers in 2020 are shown in the Grants of Plan-Based Awards in 2020 table below.
2017 Special Equity Plan
As disclosed above under the heading “Effects of the COVID-19 Pandemic on 2020 Compensation Decisions – Special Equity Plan Modification,” our Compensation Committee decided in 2017 to create a Special Equity Plan and make a special one-time equity grant to certain key employees, including each of our named executive officers, to provide recognition of key employees, and encourage their retention, during the process of getting relisted for trading on the NYSE and becoming current with our SEC filings. These special equity grants, awarded on May 19, 2017, were comprised of a mixture of two award types: nonqualified stock options, which vest 33.3% annually on each of the first three anniversaries of the grant date, and performance-based restricted stock units which, if earned, cliff vest 100% on the third anniversary of the grant date. The financial goal for the performance-based restricted stock units was based on the compounded annual growth rate (“CAGR”) of our Common Stock price between the grant date (when our share price was $12.77) and the end of the performance period on May 18, 2020. Specifically, the grant provides for the vesting of 50% of the original targeted shares if a CAGR of 10% (a stock price of $17.00) is achieved; 100% of the targeted shares if a CAGR of 20% (a stock price of $22.07) is achieved; and 200% of the targeted shares if a CAGR of 30% (a stock price of $28.06) or greater is achieved. The percentage of vested shares were to be interpolated on a linear basis between 50% and 200% for a CAGR between 10% and 30%.
Under the original terms of the performance-based restricted stock unit awards, the share price as of the end of the performance period was to equal the closing market price on May 18, 2020. However, our Compensation Committee took action during 2019 to modify the ending price for purposes of the CAGR calculation to be the average of the closing stock price of the 25 trading days ending on May 18, 2020. The Compensation Committee decided to make this modification to ensure that the ultimate share price attainment fairly represents the Company’s value and to prevent the executives from unfairly benefiting from, or being penalized by, a single day spike or drop in our share price.
Through May 18, 2018, the first anniversary of the grant date, the CAGR was 41.8%, and through May 18, 2019, the second anniversary of the grant date, the CAGR was 24.1%, in each case using the average of the closing stock price for the 25 trading days ending on the applicable anniversary.
As disclosed above, our Compensation Committee took action again when it became apparent that COVID-19 severely impacted the stock market in general, impacting not only the Company’s common stock but all market participants in an unprecedented way. The Committee deemed that the 25 trading day trailing average of the Company stock price, the sole performance measure of the Special Equity Plan, should conclude on February 20th, 2020 – prior to the volatile impact of the pandemic on the market. As a result, the final CAGR for the plan was 25.4%, and the performance share attainment of this plan was calculated at 154%.
Other Pay Elements
General Employee Benefits
Our Compensation Committee provides our executives, and all of our employees who qualify, with a benefits program that includes health, dental, disability and life insurance as well as a 401k savings plan with a Company match.

Employment Agreements
Our Company has entered into employment agreements with all of our named executive officers. The agreements generally provide for compensation and benefits such as:
•	Base salary;
•	Annual and long-term incentive opportunities;
•	Benefits that are provided to all of our employees who meet the eligibility requirements;
•	Supplemental executive retirement plan (SERP) participation (for certain of the named executive officers);
•	Various executive benefits, such as a company-provided automobile for certain executive officers who were hired before February 20, 2018;
•	Severance benefits; and
•	Change in control severance protection which may only be triggered upon a change in control and a material change in the terms of employment or responsibilities.
Our Company currently provides no other special benefits not outlined in the agreements. In January 2012, our Compensation Committee amended the agreements to eliminate all excise tax gross-ups for executive benefits. The excise tax gross-up provisions were replaced with a provision that provides that the payments made to an executive officer under the agreement, and any other payments made in connection with the change of control of our Company, will either be capped as necessary to avoid the officer incurring any excess parachute payment excise tax or be paid in full (with the officer paying any excise taxes due), whichever places him or her in the best after-tax position.
The employment agreements with our named executive officers are described below.
Employment Agreement with Mr. Vinit K. Asar
The employment and non-compete agreement between our Company and Vinit K. Asar, our President and Chief Executive Officer, as amended and restated as of March 19, 2019, provides for the continued employment of Mr. Asar unless the employment agreement is terminated by either party pursuant to the terms therein.
The employment agreement entitles Mr. Asar to certain perquisites that were offered to him to complete his overall annual compensation package. These benefits include:
•	Premiums for supplemental life insurance; and
•	An automobile allowance in the amount of $1,250 per month and the provision of, or reimbursement for, parking of such automobile at our main office.
Mr. Asar is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 65% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65.
Mr. Asar’s employment agreement contains a severance benefit under which, upon the termination of his employment without cause, he will receive, in addition to accrued but unpaid salary and bonus, a severance payment equal to two times the sum of his base salary and target bonus, as well as reimbursement for the continuation of certain welfare and perquisite benefits for a period of 24 months. In addition, he will be eligible for outplacement services commensurate with those available to other senior corporate officers of our Company for a period of 24 months following such termination.
Mr. Asar’s employment agreement further provides that upon the occurrence of a material and negative alteration of the scope of Mr. Asar’s position, duties or title, or upon the occurrence of a material reduction of his compensation or benefits, Mr. Asar may provide our Company with notice of his intent to resign and, if our Company does not cure such alteration or reduction within 30 days thereafter, Mr. Asar may resign and receive severance compensation equal to 24 months of his base salary then in effect plus two years of his annual target bonus, as well as reimbursement for the continuation of certain welfare and perquisite benefits for a period of 24 months. In addition, Mr. Asar will be eligible for outplacement services commensurate with those available to other senior corporate officers of our Company for a period of 24 months following such resignation.

Mr. Asar’s employment agreement provides that if his employment is terminated within two years after a change in control of our Company either (i) involuntarily and not as a result of death, disability or cause, or (ii) by Mr. Asar for “good reason” within 90 days after the occurrence of a material diminution of his responsibilities, an intended relocation of his principal site of employment more than 50 miles from his then current location or certain breaches of his employment agreement by Hanger or the acquiring company, then Mr. Asar would receive reimbursement for the continuation of certain welfare and perquisite benefits for a period of 30 months and a severance payment equal to two and one-half times the sum of his base salary and target bonus. In addition, Mr. Asar would be eligible for outplacement services commensurate with those available to other senior corporate officers of our Company for a period of 24 months following such termination. In the event of his death or disability, Mr. Asar or his estate would receive a payment equal to his base salary at the annual rate in effect and vacation as accrued through the termination date and a pro rata portion of his bonus.
Mr. Asar’s employment agreement also provides other enhanced protections for him during the 24-month period following a change in control, including participation in an annual bonus plan, long-term incentive program and other benefit programs that satisfy specified minimum standards to ensure comparability with benefits provided prior to the change in control.
All equity-based awards granted to Mr. Asar will immediately vest on the date of his termination, if such termination is by reason of his death or disability, termination without cause, a voluntary termination following the occurrence of certain material alterations or reductions which are not timely corrected by our Company, retirement upon or after age 65 or for good reason following a change in control.
Prior to its amendment and restatement in 2019, the employment agreement of Mr. Asar provided for “single trigger” vesting of equity-based awards upon a change in control, meaning that, in the event of a change in control, all equity-based awards granted to him prior to the effective date of the change in control would immediately fully vest on the date of such change in control and be valued at the closing price of the shares on the day prior to such event. Mr. Asar’s employment agreement as amended and restated removes single trigger vesting for equity-based awards granted after the effective date of the amendment and restatement, such that future awards will receive double trigger vesting treatment to the extent provided in the equity incentive plan under which they were granted.
Mr. Asar’s agreement also contains non-compete and non-solicitation provisions which provide that upon the termination of his employment, he will be unable to engage in any business that is competitive with our Company anywhere in the continental United States, and he will be unable to solicit any of our Company’s employees or customers for a period of 24 months.
Employment Agreement with Mr. Thomas E. Kiraly
The employment and non-compete agreement between our Company and Thomas E. Kiraly, our Executive Vice President and Chief Financial Officer, as amended and restated as of March 19, 2019, provides for the continued employment of Mr. Kiraly unless the employment agreement is terminated by either party pursuant to the terms therein.
The employment agreement entitles Mr. Kiraly to certain perquisites that were offered to him to complete his overall annual compensation package. These benefits include:
•	Life insurance equal to whatever our Company provides to its employees, plus additional life insurance in an amount equal to $450,000;
•	The option to participate in our Company’s supplemental life and accidental death and dismemberment insurance policies; and
•	An automobile allowance in the amount of $1,000 per month and the provision of, or reimbursement for, parking of such automobile at our main office.
Mr. Kiraly also participates in our Supplemental Executive Retirement Plan.
Mr. Kiraly’s employment agreement contains a severance benefit under which, upon the termination of his employment without cause, he will receive, in addition to accrued but unpaid salary and bonus, a severance payment equal to one and one-half times the sum of his base salary and target bonus, as well as reimbursement for the continuation of certain welfare and perquisite benefits for a period of 18 months. In addition, he will be eligible for outplacement services commensurate with those available to other senior corporate officers of our Company for a period of 18 months following such termination.
Mr. Kiraly’s employment agreement provides that if his employment is terminated within two years after a change in control of our Company either (i) involuntarily and not as a result of death, disability or cause, or (ii) by Mr. Kiraly for “good reason” within 90 days after the occurrence of a material diminution of his responsibilities, an intended relocation of his principal site of employment more than 50 miles from his then current location or certain breaches of his employment agreement by Hanger or the acquiring company, then Mr. Kiraly would receive reimbursement for the continuation of certain welfare and perquisite benefits for a period of 24 months and a severance payment equal to two times the sum of his base salary and target bonus. In addition, Mr. Kiraly would be eligible for outplacement services commensurate with those available to other senior corporate officers of our Company for a period of 18 months following such termination. In the event of his death or disability, Mr. Kiraly or his estate would receive a payment equal to his base salary at the annual rate in effect and vacation as accrued through the termination date and a pro rata portion of his bonus.
Mr. Kiraly’s employment agreement also provides other enhanced protections for him during the 24-month period following a change in control, including participation in an annual bonus plan, long-term incentive program and other benefit programs that satisfy specified minimum standards to ensure comparability with benefits provided prior to the change in control.
All equity-based awards granted to Mr. Kiraly will immediately vest on the date of his termination, if such termination is by reason of his death or disability, termination without cause, retirement upon or after age 65 or for good reason following a change in control.
Prior to its amendment and restatement in 2019, the employment agreement of Mr. Kiraly provided for “single trigger” vesting of equity-based awards upon a change in control, meaning that, in the event of a change in control, all equity-based awards granted to him prior to the effective date of the change in control would immediately fully vest on the date of such change in control and be valued at the closing price of the shares on the day prior to such event. Mr. Kiraly’s employment agreement as amended and restated removes single trigger vesting for equity-based awards granted after the effective date of the amendment and restatement, such that future awards will receive double trigger vesting treatment to the extent provided in the equity incentive plan under which they were granted.
Mr. Kiraly’s agreement also contains non-compete and non-solicitation provisions which provide that upon the termination of his employment, he will be unable to engage in any business that is competitive with our Company anywhere in the continental United States, and he will be unable to solicit any of our Company’s employees or customers for a period of 18 months.
Employment Agreement with Mr. Thomas E. Hartman
The employment and non-compete agreement between our Company and Thomas E. Hartman, our Senior Vice President, General Counsel and Secretary, as amended and restated as of March 19, 2019, provides for the continued employment of Mr. Hartman unless the employment agreement is terminated by either party pursuant to the terms therein.
The employment agreement entitles Mr. Hartman to certain perquisites that were offered to him to complete his overall annual compensation package. These benefits include an automobile allowance in the amount of $700 per month and the provision of, or reimbursement for, parking of such automobile at our main office. Mr. Hartman is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 40% of his final average base salary on the three highest years of the last five years of his employment, assuming normal retirement age of 65.
Mr. Hartman’s employment agreement contains a severance benefit under which, upon the termination of his employment without cause, he will receive, in addition to accrued but unpaid salary and bonus, a severance payment equal to one and one-half times the sum of his base salary and target, as well as reimbursement for the continuation of certain welfare and perquisite benefits for a period of 18 months. In addition, he will be eligible for outplacement services commensurate with those available to other senior corporate officers of our Company for a period of 18 months following such termination.
Mr. Hartman’s employment agreement provides that if his employment is terminated within two years after a change in control of our Company either (i) involuntarily and not as a result of death, disability or cause, or

(ii) by Mr. Hartman for “good reason” within 90 days after the occurrence of a material diminution of his responsibilities, an intended relocation of his principal site of employment more than 50 miles from his then current location or certain breaches of his employment agreement by Hanger or the acquiring company, then Mr. Hartman would receive reimbursement for the continuation of certain welfare and perquisite benefits for a period of 18 months and a severance payment equal to one and one-half times the sum of his base salary and target bonus. In addition, Mr. Hartman would be eligible for outplacement services commensurate with those available to other senior corporate officers of our Company for a period of 18 months following such termination. In the event of his death or disability, Mr. Hartman of his estate would receive a payment equal to his base salary at the annual rate in effect and vacation as accrued through the termination date and a pro rata portion of his bonus.
Mr. Hartman’s employment agreement also provides other enhanced protections for him during the 24-month period following a change in control, including participation in an annual bonus plan, long-term incentive program and other benefit programs that satisfy specified minimum standards to ensure comparability with benefits provided prior to the change in control.
All equity-based awards granted to Mr. Hartman will immediately vest on the date of his termination, if such termination is by reason of his death or disability, termination without cause, retirement upon or after age 65 or for good reason following a change in control.
Prior to its amendment and restatement in 2019, the employment agreement of Mr. Hartman provided for “single trigger” vesting of equity-based awards upon a change in control, meaning that, in the event of a change in control, all equity-based awards granted to him prior to the effective date of the change in control would immediately fully vest on the date of such change in control and be valued at the closing price of the shares on the day prior to such event. Mr. Hartman’s employment agreement as amended and restated removes single trigger vesting for equity-based awards granted after the effective date of the amendment and restatement, such that future awards will receive double trigger vesting treatment to the extent provided in the equity incentive plan under which they were granted.
Mr. Hartman’s agreement also contains non-compete and non-solicitation provisions which provide that upon the termination of his employment, he will be unable to engage in any business that is competitive with our Company anywhere in the continental United States, and he will be unable to solicit any of our Company’s employees or customers for a period of 18 months.
Employment Agreement with Mr. C. Scott Ranson
The employment and non-compete agreement between our Company and C. Scott Ranson, our Executive Vice President, Corporate Services and Chief Information Officer, as amended and restated as of March 19, 2019, provides for the continued employment of Mr. Ranson unless the employment agreement is terminated by either party pursuant to the terms therein.
The employment agreement entitles Mr. Ranson to certain perquisites that were offered to him to complete his overall annual compensation package. These benefits include:
•	The option to participate in our Company’s supplemental life and accidental death and dismemberment insurance policies; and
•	An automobile allowance in the amount of $600 per month.
Mr. Ranson also participates in our Supplemental Executive Retirement Plan.
Mr. Ranson’s employment agreement contains a severance benefit under which, upon the termination of his employment without cause, he will receive, in addition to accrued but unpaid salary and bonus, a severance payment equal to one and one-half times the sum of his base salary and target bonus, as well as reimbursement for the continuation of certain welfare and perquisite benefits for a period of 18 months. In addition, he will be eligible for outplacement services commensurate with those available to other senior corporate officers of our Company for a period of 18 months following such termination.
Mr. Ranson’s employment agreement provides that if his employment is terminated within two years after a change in control of our Company either (i) involuntarily and not as a result of death, disability or cause, or (ii) by Mr. Ranson for “good reason” within 90 days after the occurrence of a material diminution of his responsibilities, an intended relocation of his principal site of employment more than 50 miles from his then current location or certain breaches of his employment agreement by Hanger or the acquiring company, then Mr. Ranson would receive reimbursement for continuation of certain welfare and perquisite benefits for a period of 24 months and a severance payment equal to two times the sum of his base salary and target bonus. In addition, Mr. Ranson would be eligible for outplacement services commensurate with those available to other senior corporate officers of our Company for a period of 18 months following such termination. In the event of his death or disability, Mr. Ranson or his estate would receive a payment equal to his base salary at the annual rate in effect and vacation as accrued through the termination date and a pro rata portion of his bonus.
Mr. Ranson’s employment agreement also provides other enhanced protections for him during the 24-month period following a change in control, including participation in an annual bonus plan, long-term incentive program and other benefit programs that satisfy specified minimum standards to ensure comparability with benefits provided prior to the change in control.
All equity-based awards granted to Mr. Ranson will immediately vest on the date of his termination, if such termination is by reason of his death or disability, termination without cause, retirement upon or after age 65 or for good reason following a change in control.
Prior to its amendment and restatement in 2019, the employment agreement of Mr. Ranson provided for “single trigger” vesting of equity-based awards upon a change in control, meaning that, in the event of a change in control, all equity-based awards granted to him prior to the effective date of the change in control would immediately fully vest on the date of such change in control and be valued at the closing price of the shares on the day prior to such event. Mr. Ranson’s employment agreement as amended and restated removes single trigger vesting for equity-based awards granted after the effective date of the amendment and restatement, such that future awards will receive double trigger vesting treatment to the extent provided in the equity incentive plan under which they were granted.
Mr. Ranson’s agreement also contains non-compete and non-solicitation provisions which provide that upon the termination of his employment, he will be unable to engage in any business that is competitive with our Company anywhere in the continental United States, and he will be unable to solicit any of our Company’s employees or customers for a period of 18 months.
Employment Agreement with Ms. Gabrielle B. Adams
The employment and non-compete agreement between our Company and Gabrielle B. Adams, as amended on March 19, 2019, provides for the continued employment of Ms. Adams unless the employment agreement is terminated by either party pursuant to the terms therein.
Ms. Adams’s employment agreement contains a severance benefit under which, upon termination of her employment without cause, she will receive, in addition to accrued but unpaid salary and bonus, a severance payment equal to one-half times the sum of her base salary and target bonus, as well as reimbursement for the continuation of certain welfare and perquisite benefits for a period of six months.
Ms. Adam’s employment agreement also contains non-compete and non-solicitation provisions which provide that upon the termination of her employment due to her voluntary resignation or retirement or termination for cause, she will be unable to engage in any business that is competitive with our Company anywhere in the continental United States, and she will be unable to solicit any of our Company’s employees or customers, for a period of two years.
Employment Agreement with Mr. Samuel M. Liang
The employment and non-compete agreement between our Company and Samuel M. Liang, former President of Hanger Clinic, as amended and restated as of March 19, 2019, provided for the continued employment of Mr. Liang unless the employment agreement were terminated by either party pursuant to the terms therein.
The employment agreement entitled Mr. Liang to certain perquisites that were offered to him to complete his overall annual compensation package. These benefits included:
•	Premiums for supplemental life insurance equal to $450,000; and
•	An automobile allowance in the amount of $1,000 per month and the provision of, or reimbursement for, parking of such automobile at our headquarters.

Mr. Liang was a participant in our Supplemental Executive Retirement Plan.
Mr. Liang’s employment agreement contained a severance benefit under which, upon the termination of his employment without cause, he would receive, in addition to accrued but unpaid salary and bonus, a severance payment equal to one and one-half times the sum of his base salary and target bonus, as well as reimbursement for the continuation of certain welfare and perquisite benefits for a period of 18 months. In addition, he would be eligible for outplacement services commensurate with those available to other senior corporate officers of our Company for a period of 18 months following such termination.
The employment agreement provided that all equity-based awards granted to Mr. Liang would immediately vest on the date of his termination, if such termination is by reason of his death or disability, termination without cause, retirement upon or after age 65 or for good reason following a change in control.
Mr. Liang’s agreement also contained non-compete and non-solicitation provisions which provide that upon the termination of his employment, he would be unable to engage in any business that is competitive with our Company anywhere in the continental United States, and he will be unable to solicit any of our Company’s employees or customers for a period of 18 months.
Samuel M. Liang Separation
Mr. Liang’s employment with us terminated effective as of November 13, 2020. This termination was treated as a “termination without cause” for purposes of his employment agreement, and therefore he was entitled to the severance benefits described therein for a termination without cause. Additional details regarding these benefits can be found below in the narrative following the tables under the heading “Termination and Change of Control Provisions.”
Retirement Benefits
Messrs. Asar and Hartman participate in our Company’s nonqualified defined benefit Supplemental Executive Retirement Plan (the “DB SERP”). The DB SERP is a nonqualified, unfunded plan that provides retirement benefits for executive officers and key employees of our Company as designated by our Compensation Committee. This benefit is intended to encourage and reward the long-term commitment of our named executive officers to our Company. An outline of the plan provisions is included in the narrative following the 2020 Pension Benefits table (the “Pension Benefits table”).
The estimated present value of these benefits at age 65 for Messrs. Asar and Hartman is shown in the Pension Benefits table. The projected change (December 2020 versus December 2019) in the present value of this benefit is shown in the Summary Compensation Table.
Our Company also maintains the Hanger, Inc. Defined Contribution Supplemental Retirement Plan (the “DC SERP”), which is a non-qualified defined contribution plan that provides a retirement benefit for certain executive officers who are not covered by the DB SERP, including Messrs. Liang, Kiraly and Ranson and Ms. Adams. Under the terms of the DC SERP, we may credit a participant’s account with either an amount equal to a specified percentage of the participant’s base salary or a stated flat dollar amount. Participants’ accounts generally vest after the earliest to occur of the following: (1) five continuous years of employment and participation in the DC SERP, (2) five continuous years of employment and the participant having reached age 60, or (3) a termination of employment without cause or good reason within one year after our Company undergoes a change of ownership or effective control. Although contributions are discretionary, we currently intend to contribute annually an amount to each participant’s account equal to 10-20% of the participant’s base salary. The amount that we credited to Messrs. Liang, Kiraly and Ranson’s and Ms. Adam’s accounts during 2020 are shown in “All Other Compensation” column of the Summary Compensation Table and the 2020 Nonqualified Deferred Compensation Table (the “Nonqualified Deferred Compensation table”) below.
Other Compensation Related Policies
Securities Trading and Anti-Hedging Policy
Our Company has an insider trading policy that applies to all its employees (including executive officers), non-employee directors and, in certain cases, contractors and consultants that have material nonpublic information about the Company. The policy provides that the individuals covered by the policy may not purchase or sell our stock when they may be in possession of material nonpublic information. In addition, this policy provides that individuals covered by the policy are prohibited from pledging company shares as collateral or engaging in the following types of transactions that “hedge” against changes in the price of our Common Stock: short sales; put options, call options, and other derivative securities purchased on the open market; prepaid variable forwards; equity swaps; collars; private exchange funds; margin accounts; and any other hedging or monetization transactions that limit the risks and rewards of ownership of the Company’s stock.
Stock Ownership Guidelines
We maintain formal stock ownership guidelines for the named executive officers and other key senior managers that require our executives to hold a multiple of their base salary in company shares. Shares that the individual holds outright as well as unvested time-based restricted stock and restricted stock units count as “shares” for purposes of these guidelines. Performance-based shares and share units would not be counted until the shares are earned at the end of the applicable performance period.
Under these guidelines, the President and Chief Executive Officer is required to hold five times his base salary, the Chief Financial Officer and those named executive officers managing a P&L are required to hold three times their base salary, and the named executive officers in staff executive positions other than the Chief Financial Officer are required to hold one time their base salary in company shares. Individuals who are newly promoted or newly hired into a named executive officer position have up to five years to reach this level of ownership. In 2018, our Compensation Committee adopted a requirement where an executive subject to these guidelines would be required to retain 50% (after taxes) of all compensatory equity grants until the ownership level is met. Individuals who do not meet this requirement are subject to an evaluation by our Compensation Committee to review individual circumstances.
Each of our named executive officers who were employed as of December 31, 2020 met their applicable stock ownership requirements as such date.
Compensation Recovery Policies
In May 2020, our Compensation Committee adopted a Compensation Recovery Policy, which provides the Company with the right, in the event it is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements under the federal securities laws, to recover the amount of erroneously paid short-term and long-term incentive compensation received by an executive officer within the three years prior to the restatement that was granted after the effective date of the policy. The recovery may be made regardless of whether any misconduct occurred or the executive officer was responsible for the restatement.
In addition, our 2016 Omnibus Incentive Plan, 2017 Special Equity Plan and 2019 Omnibus Incentive Plan contain provisions that permit our Compensation Committee to cause a participant to forfeit any award, and disgorge any gains attributable to any award, if the participant breaches any restrictive covenant agreement with our Company or engages in any action that would constitute cause for termination. All such plans also provide that all awards granted under the plan are subject to any recoupment or clawback policy that is adopted by our Company and to any similar requirements made applicable by law or stock exchange listing standards.
Impact of Tax and Accounting Considerations
When determining compensation packages for 2020, we considered all factors that may impact financial performance, including tax and accounting rules and regulations under Section 162(m) of the Code. For the 2020 fiscal year, Section 162(m) of the Code generally limited our Company from deducting compensation paid in excess of $1 million per person to certain executive officers, including each of the named executive officers, with very limited exceptions for certain compensation paid pursuant to a compensation arrangement entered into before November 2, 2017 that would have otherwise been deductible under the prior 162(m) rules. However, because we believe that many different factors in addition to tax-deductibility should influence a well-rounded, comprehensive executive compensation program, we did not limit, and do not intend to limit in future years, the amount of compensation paid to our executive officers to a level that is fully deductible under Section 162(m).
Our Compensation Committee considers the impact of other tax provisions, such as Internal Revenue Code Section 409A’s restrictions on deferred compensation, and attempts to structure compensation in a tax-efficient manner for both the named executive officers and for our Company.

In adopting various executive compensation plans and packages as well as in making certain executive compensation decisions, particularly with respect to grants of equity based long-term incentive awards, our Compensation Committee considers the accounting treatment and the anticipated financial statement impact of such decisions, as well as the anticipated dilutive impact to our stockholders.
Compensation Committee Report
Our Compensation Committee of our Board of Directors has reviewed and discussed the above 2020 Compensation Discussion & Analysis with management and, based on such review and discussion, has recommended to our Board of Directors that the 2020 Compensation Discussion & Analysis be included in the Company’s proxy statement and incorporated by reference into the Company’s proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020.

Stephen E. Hare (Chair)
Christopher B. Begley
Asif Ahmad
John T. Fox

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE FOR 2020
The following table sets forth for each of the named executive officers: (i) the dollar value of base salary and bonus earned during the year indicated; (ii) the grant date fair value of stock and option awards granted in the years indicated; (iii) the dollar value of awards granted during the year under non-equity incentive plans; (iv) the change in the actuarial present value of the accumulated pension benefit during the year; (v) all other compensation for the year; and, finally, (vi) the dollar value of total compensation for the year.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and NQDC Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Vinit K. Asar President and Chief Executive Officer of our Company	2020	$437,138	$—	$5,959,428	$—	$778,805	$747,600	$25,033	$7,948,004(1)
	2019	$739,420	$—	$2,808,342	$—	$682,212	$686,218	$32,381	$4,948,574
	2018	$738,927	$—	$2,650,003	$—	$748,255	$40,481	$32,229	$4,209,895

Thomas E. Kiraly Executive Vice President and Chief Financial Officer of our Company	2020	$390,559	$—	$1,914,119	$—	$302,000	$—	$118,999	$2,725,677(1)
	2019	$462,633	$—	$739,913	$—	$249,000	$—	$118,426	$1,569,971
	2018	$471,704	$—	$735,011	$—	$295,000	$—	$117,221	$1,618,936

Thomas E. Hartman Senior Vice President, General Counsel and Secretary	2020	$345,384	$—	$1,135,133	$—	$164,900	$244,940	$10,804	$1,901,161(1)
	2019	$369,955	$—	$353,697	$—	$142,200	$223,763	$10,174	$1,099,789
	2018	$368,756	$—	$350,016	$—	$163,000	$50,719	$10,174	$942,665

C. Scott Ranson Executive Vice President, Corporate Services and Chief Information Officer of our Company	2020	$329,935	$—	$818,596	$—	$158,000	$—	$72,183	$1,378,714(1)
	2019	$355,039	$—	$277,492	$—	$136,400	$—	$59,693	$828,624
	2018	$343,896	$—	$220,334	$—	$160,000	$—	$54,922	$779,152

Gabrielle B. Adams Vice President and Chief Accounting Officer of our Company	2020	$316,553	$—	$541,586	$—	$122,500	$—	$40,103	$1,020,742(1)

Samuel M. Liang Executive Vice President of the Company and Chief Operating Officer of Hanger Prosthetics & Orthotics, Inc. and HPO, Inc.	2020	$351,545	$—	$650,070	$—	$180,000	$—	$1,332,287	$2,513,903(1)
	2019	$466,410	$—	$653,778	$—	$100,000	$—	$125,004	$1,345,192
	2018	$475,555	$—	$650,011	$—	$204,000	$—	$222,530	$1,552,096
(1)
Certain portions of the amounts reflected as “Stock Awards” for 2020 relate to awards that were modified in 2020 including (i) the PSUs originally granted in March, which were subsequently modified in November, and (ii) a Special Equity Plan award made in May 2017 to incentivize executives for their performance during the three-year period ending May 2020. The accounting expense amounts relating to these two awards would not have been reflected in the table in 2020 were it not for their modification during 2020 due to the effects of the COVID-19 pandemic. These amounts are included in the table as required by SEC rules. Additional information regarding the modifications can be found above under the heading Effects of the COVID-19 Pandemic on 2020 Compensation Decisions.

The following table breaks the amount shown in the “Stock Awards” column into three categories of equity awards for each of the named executive officers to provide a more detailed understanding of the values received by our named executive officers in 2020: “Annual Awards Received” (which includes the 2020 RSUs granted in March and the PSUs as modified in November), “Annual Award Cancelled” (the March 2020 PSUs, which were replaced by the November 2020 PSUs), and “2017 Special Award Received” (the Special Equity Plan PSUs originally granted in 2017, as modified in 2020). The following table also shows an adjusted Total Compensation value that excludes the value of the Annual Award Cancelled and the 2017 Special Award Received.
Name	Stock Awards		Total Compensation
			Total From Summary Compensation Table	Annual Award Cancelled & 2017 Special Award Received	Normalized Total (Excluding 2020 Award Cancelled & One-time 2017 Special Award)
Vinit K. Asar	2020 Awards as Modified	$2,719,576	$7,948,004	$3,239,852	$4,708,151
	2020 Award Cancelled	$1,800,010
	2017 Special Award as Modified	$1,439,842
	Total	$5,959,428

Thomas E. Kiraly	2020 Awards as Modified	$691,595	$2,725,677	$1,222,523	$1,503,155
	2020 Award Cancelled	$375,016
	2017 Special Award as Modified	$847,508
	Total	$1,914,119

Thomas E. Hartman	2020 Awards as Modified	$322,768	$1,901,161	$812,365	$1,088,796
	2020 Award Cancelled	$175,007
	2017 Special Award as Modified	$637,358
	Total	$1,135,133

C. Scott Ranson	2020 Awards as Modified	$253,624	$1,378,714	$564,972	$813,741
	2020 Award Cancelled	$137,517
	2017 Special Award as Modified	$427,455
	Total	$818,596

Gabrielle B. Adams	2020 Awards as Modified	$170,629	$1,020,742	$370,957	$649,785
	2020 Award Cancelled	$92,519
	2017 Special Award as Modified	$278,438
	Total	$541,586

Samuel M. Liang	2020 Awards as Modified	$—	$2,513,903	$650,070	$1,863,833
	2020 Award Cancelled	$—
	2017 Special Award as Modified	$650,070
	Total	$650,070
(2)
The performance-based restricted stock units that were granted on March 9, 2020 are included in the column at their grant date fair values calculated based on the probable outcome of the performance conditions on the date of grant. For these awards, the probable outcome on the date of grant was the target outcome. The value of the performance-based restricted stock units based on the probable outcome was for Mr. Asar: $1,800,010, Mr. Kiraly: $375,016, Mr. Hartman: $175,007, Mr. Ranson: $137,517, and Ms. Adams: $92,519. The value of the performance-based restricted stock units granted on March 9, 2020 assuming the highest level of performance was for Mr. Asar: $2,700,026, Mr. Kiraly: $562,535, Mr. Hartman: $262,522, Mr. Ranson: $206,286, and Ms. Adams: $138,790.

(3)	The annual short-term incentive awards for 2020 were based on 2020 performance and paid on March 11, 2021.
(4)
The above amounts represent the change in actuarial present value of the accumulated pension benefit for each named executive officer who participates in our DB SERP. Details of the DB SERP are described after the Pension Benefits table below and in the Compensation Discussion and Analysis section. We did not provide above-market earnings in our DC SERP, and therefore we have not included any earnings on the DC SERP in this table.

(5)
For Mr. Asar, this total includes: premiums for additional life and disability insurance ($10,693), Company contributions to the Company's defined contribution plan ($6,840), and non-business related automobile expenses ($7,500). For Messrs. Kiraly, Hartman, Ranson and Liang, and Ms. Adams, these totals include: premiums for additional life and disability insurance, non-business related automobile expenses, Company contributions to the individual's health savings account, and/or Company contributions to the Company's defined contribution plan. Additionally, contributions were made by the Company to non-qualified deferred compensation plans for Messrs. Kiraly ($92,527), Ranson ($53,256), Liang ($93,282) and Ms. Adams ($32,849). For Mr. Liang, this also includes the value of cash severance ($1,141,332) and benefits continuation (estimated at $80,332), but does not include the value of equity accelerated upon departure from the Company per the terms of his employment agreement ($1,117,595).

GRANTS OF PLAN-BASED AWARDS IN 2020
The following table sets forth information regarding all incentive plan awards that were granted to the named executive officers during 2020, including incentive plan awards (equity based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a named executive officer during the year. Non-equity incentive plan awards are awards that are not subject to ASC 718 and are intended to serve as an incentive for performance to occur over a specified period. Non-Equity Awards are prorated for changes in base salary and/or target bonus percentages that occur throughout the year.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards and Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vinit K. Asar(2)	11/11/2020								$1,519,569
Vinit K. Asar(3)	5/13/2020								$1,439,843
Vinit K. Asar(4)	3/9/2020							54,670	$1,200,007
Vinit K. Asar(5)	3/9/2020				20,502	82,005	123,008		$1,800,010
Vinit K. Asar(6)	1/1/2020	$183,248	$916,241	$1,832,482

Thomas E. Kiraly(2)	11/11/2020								$316,580
Thomas E. Kiraly(3)	5/13/2020								$847,508
Thomas E. Kiraly(4)	3/9/2020							17,085	$375,016
Thomas E. Kiraly(5)	3/9/2020				4,272	17,085	25,628		$375,016
Thomas E. Kiraly(6)	1/1/2020	$67,583	$337,914	$675,828

Thomas E. Hartman(2)	11/11/2020								$147,760
Thomas E. Hartman(3)	5/13/2020								$637,358
Thomas E. Hartman(4)	3/9/2020							7,973	$175,007
Thomas E. Hartman(5)	3/9/2020				1,994	7,973	11,960		$175,007
Thomas E. Hartman(6)	1/1/2020	$38,797	$193,985	$387,970

C. Scott Ranson(2)	11/11/2020								$116,107
C. Scott Ranson(3)	5/13/2020								$427,455
C. Scott Ranson(4)	3/9/2020							6,265	$137,517
C. Scott Ranson(5)	3/9/2020				1,567	6,265	9,398		$137,517
C. Scott Ranson(6)	1/1/2020	$37,047	$185,233	$370,466

Gabrielle B. Adams(2)	11/11/2020								$78,109
Gabrielle B. Adams(3)	5/13/2020								$278,438
Gabrielle B. Adams(4)	3/9/2020							4,215	$92,519
Gabrielle B. Adams(5)	3/9/2020				1,054	4,215	6,323		$92,519
Gabrielle B. Adams(6)	1/1/2020	$27,559	$137,795	$275,590

Samuel M. Liang(2)	5/13/2020								$650,070
Samuel M. Liang(6)	1/1/2020	$50,043	$250,215	$500,430
(1)	Terms of compensation under the Non-Equity Incentive Plan are discussed in detail in the Compensation Discussion and Analysis section.
(2)
Accounting expense resulting from the November 11, 2020 modification by the Compensation Committee of the earnings per share (EPS) performance targets for the March 9, 2020 performance share unit awards. In connection with performance goal modifications, the maximum performance payout was reduced from 150% to 85%. The updated EPS targets are shown in the schedule below. Payouts for EPS Results between Threshold and Target, and between Target and Maximum, will be interpolated using straight line calculations:

EPS Result (Q1 2020 through Q4 2020)	Percent of Performance Shares Released
($0.32)	20% (Threshold)

($0.14)	70% (Target)

($0.09)	85% (Maximum)
Our Company’s adjusted EPS was $0.63 for purposes of the calculation of the attainment of the performance goal.

(3)
Accounting expense resulting from the May 13, 2020 modification by the Compensation Committee of the 2017 Special Equity Plan performance share unit awards to shorten the performance period from 36 months to 33 months in response to COVID’s impact on general stock market and to Hanger stock. Following this modification, these performance share units were earned at 154.06%.

(4)
The time-based restricted stock detailed above was awarded on March 9, 2020. The share price at time of award was $21.95. All shares of restricted stock vest 25% per year, commencing one year after the date of issuance.

(5)
The performance-based restricted stock was awarded on March 9, 2020 and is earned based on the level of achievement of pro-forma earnings per share (EPS) targets for the performance period of January 1, 2020 through December 31, 2020. The number of shares that are earned then vest to the extent of 25% per year, commencing one year after the date of grant. These awards were modified on November 11, 2020, as described in footnote 2 above.

(6)
As initially granted, the non-equity incentive plan awards had a threshold of 20% payout and maximum of 200% payout. On July 7, 2020, in response to COVID's impact on business volumes, the Compensation Committee modified the attainment levels required to achieve payouts, and accordingly reduced the maximum payout funding to 85% of target. Certain individuals received a payment greater than 85% of target, but overall funding for the plan did not exceed 85%.

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END
The following table sets forth information on outstanding equity awards held by the named executive officers at December 31, 2020, including the number and market value of restricted stock units and performance based restricted stock units that have not vested.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)(10)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Vinit K. Asar(1)	159,982			$12.77	5/19/2027
Vinit K. Asar(2)						54,670	$1,202,193
Vinit K. Asar(3)						69,705	$1,532,813
Vinit K. Asar(4)						43,842	$964,086
Vinit K. Asar(5)						55,491	$1,220,247
Vinit K. Asar(6)						33,758	$742,338
Vinit K. Asar(7)						40,282	$885,801
Vinit K. Asar(8)						15,000	$329,850
Vinit K. Asar(9)						23,625	$519,514
Thomas E. Kiraly(1)	31,389			$12.77	5/19/2027
Thomas E. Kiraly(2)						17,085	$375,699
Thomas E. Kiraly(3)						14.523	$319,361
Thomas E. Kiraly(4)						14,386	$316,348
Thomas E. Kiraly(5)						12,139	$266,937
Thomas E. Kiraly(6)						11,704	$257,371
Thomas E. Kiraly(7)						9,311	$204,749
Thomas E. Kiraly(8)						6,250	$137,438
Thomas E. Kiraly(9)						6,563	$144,320
Thomas E. Hartman(1)	70,818			$12.77	5/19/2027
Thomas E. Hartman(2)						7,973	$175,326
Thomas E. Hartman(3)						6,778	$149,048
Thomas E. Hartman(4)						6,851	$150,653
Thomas E. Hartman(5)						5,781	$127,124
Thomas E. Hartman(6)						5,574	$122,572
Thomas E. Hartman(7)						4,434	$97,504
Thomas E. Hartman(8)						2,500	$54,975
Thomas E. Hartman(9)						2,625	$57,724
C. Scott Ranson(1)	47,494			$12.77	5/19/2027
C. Scott Ranson(2)						6,265	$137,767
C. Scott Ranson(3)						5,326	$117,119
C. Scott Ranson(4)						5,383	$118,372
C. Scott Ranson(5)						4,542	$99,879
C. Scott Ranson(6)						3,509	$77,163
C. Scott Ranson(7)						2,792	$61,396
C. Scott Ranson(8)						2,000	$43,980
C. Scott Ranson(9)						2,100	$46,179
Gabrielle B. Adams(1)	20,938			$12.77	5/19/2027
Gabrielle B. Adams(2)						4,215	$92,688

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)(10)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gabrielle B. Adams(3)						3,583	$78,790
Gabrielle B. Adams(4)						3,426	$75,338
Gabrielle B. Adams(5)						2,891	$63,573
Gabrielle B. Adams(6)						2,787	$61,286
Gabrielle B. Adams(7)						2,218	$48,774
Gabrielle B. Adams(8)						1,988	$43,716
Samuel M. Liang(1)	72,231			$12.77	5/19/2027
(1)	These non-qualified stock options were granted on May 19, 2017 and vest 33.3% annually.
(2)	These time-based restricted stock units were granted on March 9, 2020 and vest 25% annually.
(3)
These performance-based restricted stock units (conditions discussed in the Compensation Discussion and Analysis section of this proxy statement) were granted on March 8, 2019 and vest 25% annually as the performance goal was achieved as of December 31, 2020.

(4)	These time-based restricted stock units were granted on March 8, 2019 and vest 25% annually.
(5)
These performance-based restricted stock units (conditions discussed in the Compensation Discussion and Analysis section of this proxy statement) were granted on March 8, 2019 and vest 25% annually as the performance goal was achieved as of December 31, 2019.

(6)	These time-based restricted stock units were granted on March 9, 2018 and vest 25% annually.
(7)
These performance-based restricted stock units (conditions discussed in the Compensation Discussion and Analysis section of this proxy statement) were granted on March 9, 2018 and vest 25% annually as the performance goal was achieved as of December 31, 2018.

(8)	These time-based restricted stock units were granted on March 8, 2017 and vest 25% annually.
(9)
These performance-based restricted stock units (conditions discussed in the Compensation Discussion and Analysis section of this proxy statement) were granted on March 8, 2017 and vest 25% annually as the performance goal was achieved as of December 31, 2017.

(10)	The market value of stock reported was computed by multiplying the closing market price of the stock on December 31, 2020 ($21.99) by the number of unvested restricted stock units.
OPTION EXERCISES AND STOCK VESTED IN 2020
The following table sets forth information regarding stock options exercised and restricted stock units vested during 2020 for each of the named executive officers on an aggregated basis:
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Vinit K. Asar	—	—	222,343	$4,352,421
Thomas E. Kiraly	—	—	97,691	$1,843,884
Thomas E. Hartman	—	—	61,730	$1,131,744
C. Scott Ranson	—	—	42,952	$791,580
Gabrielle B. Adams	—	—	28,347	$523,366
Samuel M. Liang	—	—	133,604	$2,640,771
(1)	The value of restricted stock units was calculated by multiplying the number of shares vesting by the closing market price of our Common Stock on the date of vesting.

2020 PENSION BENEFITS
The following table sets forth the actuarial present value of each named executive officer’s accumulated benefit under our DB SERP, if any, assuming benefits are paid at normal retirement age based on current levels of compensation. The table also shows the number of years of credited service under each such plan, computed as of the same pension plan measurement date used in our Company’s audited financial statements for the year ended December 31, 2020. Only Messrs. Asar and Hartman were participants in our DB SERP during 2020.
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefits	Payments During Last Fiscal Year
Vinit K. Asar	SERP	12	$$3,083,849	$—
Thomas E. Hartman	SERP	10	$$1,028,919	$—
The DB SERP is a nonqualified, unfunded plan that provides retirement benefits for executive officers. Benefits under the DB SERP accrue pro rata over the number of years (not to exceed 20) from a participant’s initial coverage by the DB SERP until the participant reaches the age of 65. The DB SERP was implemented in January 2004 and credited service for the benefit accrual started at that time.
The DB SERP benefit is determined by multiplying the participant’s benefit percentage assigned by our Compensation Committee by the participant’s average base compensation during the highest three of the executive’s last five years of service (though the benefit will be reduced if the participant was covered by the plan for less than 20 years). The current benefit percentage for Mr. Asar and Mr. Hartman is 65% and 40%, respectively.
Participants’ benefits under the DB SERP vest at the rate of 20% per year of employment with our Company. Both Mr. Asar and Mr. Hartman are fully vested in their plan benefit.
The present value of the accumulated benefit was determined using the following assumptions, which are the same as used for financial reporting, except where noted:
•	Measurement date: December 31, 2020 (December 31, 2019 for amounts calculated to determine year-over-year increase in actuarial present values)
•	Fiscal year end: December 31, 2020
•	Discount rate: 2.02% (2.89% for present values calculated as of December 31, 2019)
•	Mortality table (pre-retirement): None*
•	Mortality table (post-retirement): Not applicable
•	Normal retirement age for DB SERP: Age 65
•	Withdrawal rates: None*
•	Retirement rates: None prior to normal retirement age, 100% at normal retirement date*
•	Accumulated benefit is calculated based on retirement percentage, credited service and pay as of the respective measurement dates
•	Present value is the present value of fifteen years certain annuity payable at normal retirement date
*	Assumes executive will not terminate, become disabled, die or retire prior to normal retirement age.
The DB SERP benefit, once calculated, is paid out annually for a fifteen-year period, commencing after a participant’s retirement at age 65 from our Company, with no social security reduction or other offset. Upon the death of a participant, any unpaid vested benefits will be paid to the designated beneficiary of the participant. If a participant retires from our Company before reaching the age of 65, then the benefits of such participant under the DB SERP will be subject to a reduction for early commencement.
Upon the occurrence of a change in control of our Company, as defined in the DB SERP, all actively employed participants will be deemed to be 100% vested and the vested, accrued benefit will be funded via a Rabbi Trust in an amount equal to the present value of the accrued benefits. Periodic payments may be made to the trust so the trust’s assets continue to equal the present value of the accrued benefits. The trust is subject to our Company’s creditors’ claims in the event of our Company’s insolvency. Alternatively, our Company may, in its discretion, pay the present value of the DB SERP in a lump sum following a change in control.
2020 NONQUALIFIED DEFERRED COMPENSATION
The following table sets forth the contributions, earnings and aggregate balances under our DC SERP for those executive officers who participated in the plan in 2020 and received credits under our DC SERP in 2020. Messrs. Kiraly, Liang and Ranson, and Ms. Adams, were the only named executive officers currently participating in our DC SERP in 2020. Messrs. Asar and Hartman do not participate in our DC SERP.
Name	Executive Contributions in Last FY	Registrant Contributions in Last FY(1)	Aggregate Earnings in last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
Thomas E. Kiraly	$—	$92,527	$24,263	$—	$637,956
C. Scott Ranson	$—	$53,256	$108,151	$—	$403,056
Gabrielle B. Adams	$—	$32,849	$24,057	$—	$171,024
Samuel M. Liang	$—	$93,282	$106,782	$—	$790,894
(1)	Amounts included in this column are reflected in the Summary Compensation Table.
(2)	The Aggregate Earnings are not “above-market or preferential earnings” and are therefore not required to be reported in the Summary Compensation Table.
(3)
This column includes total executive and registrant contributions and earnings from prior years (as reported in the Nonqualified Deferred Compensation table for each such year) plus contributions and earnings in 2020. Amounts included in this column that have been reported in the Summary Compensation Table since 2014 for each Named Executive Officer are: Mr. Kiraly - $553,555; Mr. Ranson - $138,171, Ms. Adams - $32,849; and Mr. Liang - $549,988.

The DC SERP is a nonqualified defined contribution plan in which certain executive officers and other senior employees are eligible to participate and is generally only available to those executive officers who are not covered by the DB SERP. Under the terms of the DC SERP, we may credit a participant’s account with either an amount equal to a specified percentage of the participant’s base salary or a stated flat dollar amount. The first credits under the DC SERP were made in 2014. Participant accounts are “deemed” invested in investment funds or indices selected by the participant, and earnings (and losses) are credited to participant accounts by reference to the performance of such investments.
Unless specified otherwise in writing to a participant, a participant becomes 100% vested in his or her account upon the earlier of: (a) death; (b) disability; (c) five years of participation; (d) becoming retirement eligible (age 60 or greater with at least five years of service; or (e) if the participant’s employment is terminated upon or following a change in control and (1) the participant becomes entitled to severance benefits under any applicable employment, severance or similar agreement with our Company, or (2) within one year of the change in control, our Company terminates the participant for reasons other than cause, death, or disability, or the participant terminates employment because of the occurrence of a material diminution of his or her responsibilities, a reduction of his or her base salary or bonus plan targets, or a relocation of his or her principal place of employment more than 25 miles from his or her current location.
Benefits under the DC SERP are payable upon a termination from employment in either a lump sum or in annual installments (up to fifteen years), as previously elected by the participant, or upon death or disability as soon as administratively practicable thereafter (but in no event more than 90 days later).
TERMINATION AND CHANGE OF CONTROL PROVISIONS
The following tables set forth potential payments upon any termination of employment, including resignation, other types of separation or retirement of the named executive officer or change in control of our Company, assuming the triggering event took place on December 31, 2020 and the price per share of our Common Stock was $21.99, which was the closing market price as of December 31, 2020, the last trading day of the year. To the extent that the form and amount of any payment or benefit that would be provided in connection with any triggering event is fully disclosed in the foregoing Pension Benefits table, footnote reference is made to that disclosure.
As discussed in our 2020 Compensation Discussion and Analysis section, our Company has entered into employment and non-compete agreements with each of our named executive officers. The tables below show the amount of compensation and benefits that each of our named executive officers, other than Mr. Liang, would receive upon certain terminations of employment or a change in control under such agreements. The amount of compensation and benefits that Mr. Liang actually received as a result of his termination without cause is set forth following the tables.
Vinit K. Asar
	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions; No Change in Control	Involuntary Termination Without Cause or Change in Conditions; Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$—	$—	$—	$—	$1,515,412	$—
Severance Payments(2)	$—	$—	$3,333,906	$4,167,383	$—	$—
Restricted Stock Units (Unvested and Accelerated)(3)	$—	$7,396,842	$7,396,842	$7,396,842	$7,396,842	$7,396,842
Options (Unvested and Accelerated)(4)	$—	$—	$—	$—	$—	$—
DB SERP Benefit(5)	$—	$—	$605,763	$605,763	$—	$—
Accelerated Vesting of DC SERP Benefit(6)	$—	$—	$—	$—	$—	$—
Benefits Continuation(7)	$—	$—	$107,692	$107,692	$—	$—
Outplacement(8)	$—	$—	$30,000	$30,000	$—	$—
(1)	The death benefit includes a supplemental life insurance benefit equal to 2 times base salary. Mr. Asar is also eligible for our Company’s standard life insurance.
(2)	The severance benefit is equal to 2 times (or 2.5 times if within 24 months after a change in control) base salary and target bonus.
(3)	This calculation is based on the accelerated vesting of all earned but unvested time and performance-based restricted stock units shown in the Outstanding Equity Awards at 2020 Fiscal Year-End table.
(4)	This calculation is based on the accelerated vesting of all unearned options shown in the Outstanding Equity Awards at 2020 Fiscal-Year End table.
(5)
This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the DB SERP benefit as of December 30, 2020 as shown in the Pension Benefits table.

(6)	Mr. Asar is not a participant in the DC SERP.
(7)	This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning).
(8)	Assumed value for providing outplacement services following a termination.
Thomas E. Kiraly
	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions; No Change in Control	Involuntary Termination Without Cause or Change in Conditions; Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$—	$—	$—	$—	$450,000	$—
Severance Payments(2)	$—	$—	$1,226,902	$1,635,869	$—	$—
Restricted Stock Units (Unvested and Accelerated)(3)	$—	$2,022,222	$2,022,222	$2,022,222	$2,022,222	$2,022,222
Options (Unvested and Accelerated)(4)	$—	$—	$—	$—	$—	$—
DB SERP Benefit(5)	$—	$—	$—	$—	$—	$—

	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions; No Change in Control	Involuntary Termination Without Cause or Change in Conditions; Change in Control	Death	Disability
Accelerated Vesting of DC SERP Benefit(6)	$—	$—	$—	$—	$—	$—
Benefits Continuation(7)	$—	$—	$82,929	$110,573	$—	$—
Outplacement(8)	$—	$—	$22,500	$22,500	$—	$—
(1)	Mr. Kiraly is also eligible for our Company’s standard life insurance.
(2)	The severance benefit is equal to 1.5 times (or 2 times if within 24 months after a change in control) base salary and target bonus.
(3)	This calculation is based on the accelerated vesting of all earned but unvested restricted stock units, as shown in the Outstanding Equity Awards at 2020 Fiscal Year-End table.
(4)	This calculation is based on the accelerated vesting of all unearned options shown in the Outstanding Equity Awards at 2020 Fiscal Year-End table.
(5)	Mr. Kiraly is not a participant in the DB SERP.
(6)
Since Mr. Kiraly is 100% vested in his DC SERP benefit, he does not have an accelerated benefit to show in this table. However, the full value of his account reported in the Nonqualified Deferred Compensation table above would be paid in accordance with the terms of such plan upon termination of employment.

(7)	This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning).
(8)	Assumed value for providing outplacement services following a termination.
Thomas E. Hartman
	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions; No Change in Control	Involuntary Termination Without Cause or Change in Conditions; Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$—	$—	$—	$—	$—	$—
Severance Payments(2)	$—	$—	$870,044	$870,044	$—	$—
Restricted Stock Units (Unvested and Accelerated)(3)	$—	$934,927	$934,927	$934,927	$934,927	$934,927
Options (Unvested and Accelerated)(4)	$—	$—	$—	$—	$—	$—
DB SERP Benefit(5)	$—	$—	$154,120	$154,120	$—	$—
Accelerated Vesting of DC SERP Benefit(6)	$—	$—	$—	$—	$—	$—
Benefits Continuation(7)	$—	$—	$52,092	$52,092	$—	$—
Outplacement(8)	$—	$—	$22,500	$22,500	$—	$—
(1)	Mr. Hartman is eligible for our Company’s standard life insurance.
(2)	The severance benefit is equal to 1.5 times base salary and target bonus.
(3)	This calculation is based on the accelerated vesting of all earned but unvested restricted stock units, as shown in the Outstanding Equity Awards at 2020 Fiscal Year-End table.
(4)	This calculation is based on the accelerated vesting of all unearned options shown in the Outstanding Equity Awards at 2020 Fiscal Year-End table.
(5)
This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the DB SERP benefit as of December 31, 2020 as shown in the Pension Benefits table.

(6)	Mr. Hartman is not a participant in the DC SERP.
(7)	This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning).
(8)	Assumed value for providing outplacement services following a termination.

C. Scott Ranson
	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions; No Change in Control	Involuntary Termination Without Cause or Change in Conditions; Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$—	$—	$—	$—	$—	$—
Severance Payments(2)	$—	$—	$830,790	$1,107,720	$—	$—
Restricted Stock Units (Unvested and Accelerated)(3)	$—	$701,855	$701,855	$701,855	$701,855	$701,855
Options (Unvested and Accelerated)(4)	$—	$—	$—	$—	$—	$—
DB SERP Benefit(5)	$—	$—	$—	$—	$—	$—
Accelerated Vesting of DC SERP Benefit(6)	$—	$—	$—	$—	$—	$—
Benefits Continuation(7)	$—	$—	$38,948	$51,931	$—	$—
Outplacement(8)	$—	$—	$22,500	$22,500	$—	$—
(1)	Mr. Ranson is eligible for our Company’s standard life insurance.
(2)	The severance benefit is equal to 1.5 times (or 2 times if within 24 months after a change in control) base salary and target bonus.
(3)	This calculation is based on the accelerated vesting of all earned but unvested restricted stock units, as shown in the Outstanding Equity Awards at 2020 Fiscal Year-End table.
(4)	This calculation is based on the accelerated vesting of all unearned options shown in the Outstanding Equity Awards at 2020 Fiscal Year-End table.
(5)	Mr. Ranson is not a participant in the DB SERP.
(6)
Since Mr. Ranson is 100% vested in his DC SERP benefit, he does not have an accelerated benefit to show in this table. However, the full value of his account reported in the Nonqualified Deferred Compensation table above would be paid in accordance with the terms of such plan upon termination of employment.

(7)	This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning).
(8)	Assumed value for providing outplacement services following a termination.
Gabrielle B. Adams
	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions; No Change in Control	Involuntary Termination Without Cause or Change in Conditions; Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$—	$—	$—	$—	$—	$—
Severance Payments(2)	$—	$—	$240,344	$240,344	$—	$—
Restricted Stock Units (Unvested and Accelerated)(3)	$—	$464,165	$464,165	$464,165	$464,165	$464,165
Options (Unvested and Accelerated)(4)	$—	$—	$—	$—	$—	$—
DB SERP Benefit(5)	$—	$—	$—	$—	$—	$—
Accelerated Vesting of DC SERP Benefit(6)	$—	$171,023	$—	$171,023	$171,023	$171,023
Benefits Continuation(7)	$—	$—	$18,034	$18,034	$—	$—
Outplacement(8)	$—	$—	$—	$—	$—	$—
(1)	Ms. Adams is eligible for our Company’s standard life insurance.
(2)	The severance benefit is equal to 0.5 times base salary and target bonus.

(3)	This calculation is based on the accelerated vesting of all earned but unvested restricted stock units, as shown in the Outstanding Equity Awards at 2020 Fiscal Year-End table.
(4)	This calculation is based on the accelerated vesting of all unearned options shown in the Outstanding Equity Awards at 2020 Fiscal Year-End table.
(5)	Ms. Adams is not a participant in the DB SERP.
(6)	This amount reflects the full amount Ms. Adams would be entitled to on the corresponding event.
(7)	This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning).
(8)	Ms. Adams’ employment agreement does not provide for outplacement services.
Samuel M. Liang Separation
As previously disclosed, Mr. Liang’s employment terminated on November 13, 2020, and was treated as a termination without cause under the terms of his employment agreement. Pursuant to the terms of his employment agreement, he is entitled to receive a lump sum payment in the amount of one and one half times the sum of his base salary and target annual bonus ($1,141,332) upon the six-month anniversary of his termination. He will also continue to receive health insurance, life and disability insurance at active employee rates, plus continuation of his automobile allowance, for 18 months following his termination (at an estimated value of $80,332). He also received accelerated vesting of all outstanding restricted stock units that were unvested as of his termination date (53,576 units), having an estimated value of $1,117,595 based on our closing stock price of $20.86 on his termination date.
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Vinit Asar, President and Chief Executive Officer:
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
For purposes of this disclosure, we identified a new median employee in accordance with SEC rules that require that we identify a new median employee at least every three years. The methodology that we used to identify our median employee in 2020 was as follows:
•
We identified the median employee using our employee population on December 25, 2020. We chose this date for our 2020 identification date because it was the closing date of the final pay period of 2020. We determined that, as of December 25, 2020, our employee population consisted of 4,892 individuals. All our employees work and reside within the United States.

•
To identify the “median employee” from our employee population, we collected information regarding all wages, over-time pay, equity compensation, commission and bonus paid to each employee during 2020. We annualized the compensation of all newly hired permanent employees during this period.

To determine our 2020 pay ratio disclosed above, we calculated the median employee’s total annual compensation for 2020 in accordance with the requirements of the Summary Compensation Table.
For 2020, our last completed fiscal year:
•	the annual total compensation of the employee identified at median of our company (other than our CEO), was $55,180;
•	the annual total compensation of Mr. Asar was $7,948,004;

•
based on this information, for 2020, the ratio of the annual total compensation of Mr. Asar, our Chief Executive Officer, to the median of the annual total compensation of all employees, calculated pursuant to SEC rules was estimated to be 144 to 1. Excluding the accounting impact of the compensation decisions made in 2020 in response to the COVID-19 pandemic as discussed below, we estimate that the ratio would have been 85 to 1.

The CEO pay ratio, as calculated according to SEC rules, is impacted by modifications to performance-vesting restricted share unit awards made in response to the COVID-19 pandemic. As discussed above under the heading “Effects of the COVID-19 Pandemic on 2020 Compensation Decisions,” the Compensation Committee modified both the 2017 Special Equity Plan awards and the 2020 performance-vesting restricted share unit awards to address the unforeseen and unprecedented financial and market implications of the global pandemic. The intent of the modifications was to best reflect the true performance of the Company during the relevant performance periods. These modifications had accounting impacts that increased the total compensation of our CEO that is reported in the Summary Compensation Table for 2020, and therefore increased the CEO pay ratio. For these reasons, we also provided the adjusted ratio disclosed above that disregards the portion of the CEO’s compensation that is solely attributed to the accounting modifications, which we believe may be helpful in fully evaluating the CEO pay ratio for 2020.
COMPENSATION RISK ASSESSMENT
We monitor and assess periodically our enterprise risks, including risks from our compensation policies and practices for our employees. Based on our periodic assessments, we believe that risks arising from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our Company. We believe our compensation policies and practices provide an appropriate balance between short-term and long-term incentives, encourage our employees to produce superior results for our Company without having to take excessive or inappropriate risks to do so, and continue to serve the best interests of our Company and our stockholders.
DIRECTOR COMPENSATION
The compensation structure for 2020 for non-employee directors included the following:
•
An annual cash retainer of $85,000 paid in four equal installments. However, as discussed above under “Effects of the COVID-19 Pandemic on 2020 Compensation Decisions,” the directors voluntarily agreed to forego two of the four quarterly cash retainer payments for 2020 during the time when employee salary reductions were in place and furloughs were at their peak.

•	An annual grant of restricted stock units valued at $140,000. These units have a one-year vesting cycle. These restricted stock units, awarded in May 2020, will vest in full on May 20, 2021.
•
A $20,000 cash retainer for the chairperson of the Audit Committee, a $15,000 cash retainer for the chairperson of our Compensation Committee and a $10,000 cash retainer for the chairpersons of the Corporate Governance & Nominating and Quality & Compliance Committees, paid in four equal installments at the same time as the annual cash retainer. The directors also voluntarily forewent two of these four quarterly retainers during 2020.

•
A $100,000 cash retainer for the non-employee Chairman of our Board, paid in four equal installments at the same time as the quarterly installment payments of the annual cash retainer. The Chairman voluntarily forewent two of these four quarterly retainers during 2020.

•
A substantial target for stock ownership by each director, in a pre-determined time frame, has been established. Each director is expected to own at least $425,000 of our Common Stock within five years of joining our Board of Directors. As of December 31, 2020, all of the directors were in compliance with the policy based on their stock ownership or were within five years of joining our Board of Directors.

The following table sets forth information regarding the compensation received by each of our Company’s non-employee directors for their services as a director during the year ended December 31, 2020.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Total
Asif Ahmad	$42,500	$140,007	$—	$182,507
Christopher B. Begley	$95,000	$140,007	$—	$235,007
John T. Fox	$42,500	$140,007	$—	$182,507
Thomas C. Freyman	$52,500	$140,007	$—	$192,507
Stephen E. Hare	$50,000	$140,007	$—	$190,007
Dr. Mark M. Jones	$21,250	$85,576	$—	$106,826
Cynthia L. Lucchese	$42,500	$140,007	$—	$182,507
Richard R. Pettingill	$47,500	$140,007	$—	$187,507
Kathryn M. Sullivan	$45,000	$140,007	$—	$185,007
(1)	Amounts shown include all fees earned for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.
(2)
The restricted shares for the annual award had a grant date fair value of $17.12 based on the May 19, 2020 closing price of our common stock. Dr. Jones received a prorated award on September 29, 2020 for his initial service on our Board of Directors as a non-employee Director. His award was 5,199 shares, with a grant date fair value of $16.46 based on the September 28, 2020 closing price of our common stock. The amount reported in this column represents the aggregate grant date fair value of all restricted stock awards granted to each Director during the 2020 calendar year as calculated in accordance with ASC 718.

(3)	Aggregate number of unvested restricted stock units as of December 31, 2020 for each non-employee director in office as of such date is as follows:
Name	Aggregate Number of Shares of Unvested Restricted Stock as of 12/31/2020
Asif Ahmad	8,178
Christopher B. Begley	8,178
John T. Fox	8,178
Thomas C. Freyman	8,178
Stephen E. Hare	8,178
Dr. Mark M. Jones	5,199
Cynthia L. Lucchese	8,178
Richard R, Pettingill	8,178
Kathryn M. Sullivan	8,178
(4)	No stock options were awarded to any directors during the 2020 calendar year and as of December 31, 2020, none of our non-employee directors had any outstanding option awards.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of our executive officers or directors had relationships in the year ended December 31, 2020 that would require disclosure as a “compensation committee interlock” or “insider participation.”

AUDIT COMMITTEE REPORT
The Audit Committee (as used in this section, the “Committee”) of our Board of Directors oversees the Company’s financial process. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company has an internal audit department that is actively involved in examining and evaluating the Company’s financial, operational and information systems activities and reports functionally to the Committee and administratively to management. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the periodic reports, including the audited financial statements in our Annual Report on Form 10-K. This included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee, which currently consists of Thomas C. Freyman (Chair), Kathryn M. Sullivan and Cynthia L. Lucchese, was formed in accordance with Section 3(a)(58)(A) of the Exchange Act, as amended, and is governed by its charter, a copy of which is available on our Company’s website, www.hanger.com. All the members of the Committee are “independent” under the rules of the SEC and the listing standards of the NYSE, which means that they do not receive any consulting, advisory or other compensatory fee from our Company other than board or committee fees, they are not “affiliated persons” of our Company and they have no relationship to our Company that may interfere with the exercise of their independence from management of our Company. Furthermore, each Committee member is deemed by our Board of Directors to be financially literate and at least one member has accounting or related financial management expertise, as called for by NYSE listing standards. Our Board of Directors has determined that each of Mr. Freyman, Ms. Sullivan and Ms. Lucchese are considered to be an “audit committee financial expert” within the meaning of the rules of the SEC.
The Committee reviewed and discussed our Company’s audited financial statements for the year ended December 31, 2020 with management of our Company. The Committee has also discussed with our Company’s independent auditing firm, PricewaterhouseCoopers LLP (“PwC”), the matters required to be discussed under Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees, and Rule 2-07 of SEC Regulation S-X.
In addition, the Committee received from PwC the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence, and discussed PwC’s independence with PwC.
The Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scopes and plans for their respective audits. The Committee meets with the internal auditors and PwC, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls and overall quality of the Company’s financial reporting.
Based on the above referenced review and discussions, the Committee recommended to our Board of Directors that the financial statements be included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.
The following describes the Committee’s policies and procedures regarding pre-approval of the engagement of our Company’s independent auditor to perform audit as well as permissible non-audit services for our Company. For audit services, the independent auditor will provide the Committee with an engagement letter during the second calendar quarter of each year outlining the scope and cost of the audit services proposed to be performed in connection with the audit of the current fiscal year. If agreed to by the Committee, the engagement letter will be formally accepted by the Committee at a committee meeting held as practicably as possible following receipt of the engagement letter and fee estimate.
For non-audit services, Company management may submit to the Committee for approval the list of non-audit services that it recommends the Committee allow our Company to engage the independent auditor to provide for the fiscal year. The list of services must be detailed as to the particular service and may not call for broad categorical approvals. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided. The Committee will consider for approval both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

To ensure prompt handling of unexpected matters, the Committee delegates to its Chairperson the authority to approve the auditor’s engagement for non-audit services with fees of up to $50,000, and to amend or modify the list of approved permissible non-audit services and fees of up to $50,000. The Chairperson will report any action taken pursuant to this delegation to the Committee at its next Committee meeting.
All audit and non-audit services provided to our Company are required to be pre-approved by the Committee. The Chief Financial Officer of our Company will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Committee.
All of the audit and non-audit services during the years ended December 31, 2020 and 2019 and the related professional engagement periods were pre-approved by the Committee.
Audit Committee of the Board of Directors:
Thomas C. Freyman, Chair
Kathryn M. Sullivan
Cynthia L. Lucchese
Audit and Non-Audit Fees
(in thousands)
	2020	2019
Audit Fees	$2,999	$6,401
Audit-Related Fees	35	—
Tax Fees	—	—
All Other Fees	1	4
Total	$3,035	$6,405
Audit Fees
The aggregate fees billed by PwC for each of the last two fiscal years for professional services rendered for audit services totaled $3.0 million in 2020 and $6.4 million in 2019, including fees associated with the audit of our Company’s annual financial statements, the audit of our Company’s internal control over financial reporting and the review of financial statements included in our Company’s Quarterly Reports on Form 10-Q. In addition, 2020 and 2019 fees included procedures performed related to supplementary information.
Audit-Related Fees
The aggregate fees billed by PwC in 2020 for assurance and related services reasonably related to the performance of audit or review of our Company’s financial statements other than those reported in the foregoing “Audit Fees” subsection were $35,000, and related to the Company’s filing of its shelf registration statement on Form S-3 in September 2020. There were no aggregate fees billed by PwC for these services in 2019.
Tax Fees
In each of the 2020 and 2019 fiscal years, PwC was not engaged to supply any professional services for tax compliance, tax advice and tax planning.
All Other Fees
The aggregate fees billed by PwC in 2020 and 2019 for all other services were related to accounting research tools obtained by us.
Attendance at Annual Meeting
Representatives of PwC are expected to attend the Annual Meeting telephonically and will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

PRINCIPAL STOCKHOLDERS
As of March 23, 2021, Hanger had a total of 38,529,789 shares of Common Stock issued and outstanding. The following table sets forth the number of shares of Common Stock beneficially owned as of March 23, 2021 by: (i) each director and nominee for director of Hanger, (ii) each of the named executive officers; (iii) all directors, nominees and executive officers of Hanger as a group; and (iv) each person known by Hanger to be the beneficial owner of 5% or more of our Common Stock.
Directors and Officers:	Number of Shares of Common Stock(1)	Percent of Outstanding Common Stock(1)
Vinit Asar(2)	690,886	1.38%
Gabrielle B. Adams(3)	64,170	*
Asif Ahmad	55,442	*
Christopher B. Begley	61,019	*
John T. Fox	28,166	*
Thomas C. Freyman	28,166	*
Stephen E. Hare(4)	59,037	*
Thomas E. Hartman(5)	148,653	*
Keri Jolly(6)	8,518	*
Mark M. Jones	0	*
Thomas E. Kiraly(7)	230,380	*
Samuel M Liang(8)	235,805	*
Cynthia L. Lucchese	52,456	*
Richard Pettingill	62,740	*
C. Scott Ranson(9)	111,789	*
Kathryn M. Sullivan	46,631	*
All directors, nominees and officers as a group (19 persons)(10)	1,728,638	3.56%
5% Stockholders
Blackrock, Inc.(11)	5,917,098	15.35%
T. Rowe Price Associates, Inc.(12)	4,403,603	11.42%
Victory Capital Management Inc.(13)	3,862,135	10.02%
The Vanguard Group(14)	2,231,586	5.79%
William Blair Investment Management, LLC(15)	2,101,491	5.45%
T. Rowe Price Small-Cap Stock Fund, Inc.(16)	1,916,202	4.97%
*	Less than 1%
(1)
Assumes in the case of each stockholder listed above that all options exercisable within 60 days and all shares of restricted stock vesting within 60 days were exercised or vested, as applicable, and the related shares were owned by such stockholder. With respect to each company listed above, the amounts represent the number of shares beneficially owned, as disclosed in company reports regarding beneficial ownership filed with the SEC. To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of the Company’s stock.

(2)	Includes 530,904 shares owned directly by Mr. Asar. Does not include 252,315 shares subject to unvested restricted stock units.
(3)	Includes 43,232 shares owned directly by Ms. Adams. Does not include 16,791 shares subject to unvested restricted stock units.
(4)
Includes 59,037 shares owned directly by Mr. Hare. Does not include 32,577 shares subject to vested restricted stock units that Mr. Hare has elected to defer. Such deferred restricted stock units will be delivered to Mr. Hare in the form of whole shares of Common Stock on or about January 15th of the year following the calendar year in which Mr. Hare’s service as a director terminates.

(5)	Includes 77,835 shares owned directly by Mr. Hartman. Does not include 33,154 shares subject to unvested restricted stock units.
(6)	Includes 8,518 shares owned directly by Ms. Jolly. Does not include 23,728 shares subject to unvested restricted stock units.
(7)	Includes 198,991 shares owned directly by Mr. Kiraly. Does not include 69,334 shares subject to unvested restricted stock units.
(8)	Includes 163,574 shares owned directly by Mr. Liang. Mr. Liang retired effective November 13, 2020, and the information in the table reflects his holdings as of that date.
(9)	Includes 64,295 shares owned directly by Mr. Ranson. Does not include 24,274 shares subject to unvested restricted stock units.
(10)
Includes 1,370,689 shares owned directly or controlled by directors and officers of our Company and a total of 357,949 shares subject to exercisable options held by directors and officers of our Company to purchase shares from our Company. Does not include 520,675 shares subject to unvested restricted stock units, or unvested or deferred restricted stock units, issued to directors and officers of our Company.

(11)
The address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10055. Blackrock, Inc. has sole dispositive powers with respect to all of these shares, and sole voting power with respect to 5,854,653 of these shares.

(12)
The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. T. Rowe Price Associates, Inc. has sole dispositive powers with respect to all of these shares, and sole voting power with respect to 970,997 of these shares.

(13)
The address of Victory Capital Management Inc. is 4900 Tiedeman Road, 4th Floor, Brooklyn, Ohio, 44144. Victory Capital Management Inc. has sole dispositive power with respect to all of these shares, and sole voting power with respect to 3,780,786 of these shares.

(14)
The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group has sole dispositive powers with respect to 2,159,265 of these shares, shared dispositive power with respect to 72,321 of these shares, sole voting power with respect to none of these shares, and shared voting power with respect to 43,228 of these shares.

(15)
The address of William Blair Investment Management, LLC is 150 North Riverside Plaza, Chicago, Illinois, 60606. William Blair Investment Management, LLC has sole dispositive power with respect to all of these shares, and sole voting power with respect to 1,653,795 of these shares.

(16)
The address of T. Rowe Price Small-Cap Stock Fund, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. T. Rowe Price Small-Cap Stock Fund, Inc. has sole dispositive powers with respect to none of these shares, and sole voting power with respect to all of these shares.

YEAR 2022 STOCKHOLDER PROPOSALS
Pursuant to Rule 14a-8 under the Exchange Act, as amended, proposals of stockholders intended to be presented at and included in the proxy materials for the 2022 annual meeting, which presently is expected to be held in May 2022, must be received by the Secretary of our Company, 10910 Domain Drive, Suite 300, Austin, Texas 78758, no later than December 9, 2021, in order for them to be considered for inclusion in the 2022 Proxy Statement.
In addition, a stockholder desiring to submit a proposal to be voted on at next year’s annual meeting, including nominating persons for election as directors, but not desiring to have such proposal included in next year’s proxy materials relating to that meeting, must submit such proposal in accordance with the requirements set forth in our Company’s By-Laws. Among other things, a stockholder must submit a proposal to our Company between December 9, 2021 and January 8, 2022. Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the 2022 annual meeting without having had a discussion of the proposal in the proxy materials. Further, to comply with the Corporate Governance & Nominating Committee’s policy pursuant to which a stockholder who has owned at least 2% of our Company’s outstanding shares of Common Stock for at least one year may recommend a director candidate that the Corporate Governance & Nominating Committee will consider when there is a vacancy on our Board of Directors either as a result of a director resignation or an increase in the size of our Board of Directors, a qualifying stockholder must submit such recommendation no later than December 9, 2021.
OTHER MATTERS
Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy will vote said Proxy in accordance with their discretion.
ANNUAL REPORT
We are distributing our Annual Report on Form 10-K, including our audited financial statements for the year ended December 31, 2020, with this Proxy Statement, although the Annual Report on Form 10-K is not a part of this Proxy Statement or a part of the proxy soliciting material.
We will furnish to any stockholder, without charge, a copy of our 2020 Annual Report on Form 10-K (without exhibits). Requests for our Form 10-K can be made in writing and addressed to Seth Frank via email at sfrank@hanger.com or via telephone at (512) 777-3573. The Form 10-K can also be viewed or requested on our Internet site (www.hanger.com).
By Order of the Board of Directors
HANGER, INC.

Thomas E. Hartman
Senior Vice President, General Counsel and Secretary
April 8, 2021

HANGER, INC.
10910 DOMAIN DRIVE
STE 300
AUSTIN, TEXAS 78758
ATTN: TOM HARTMAN

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 19, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 19, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D40478-P50941

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HANGER, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Vinit K. Asar
02) Asif Ahmad
03) Christopher B. Begley
04) John T. Fox
05) Thomas C. Freyman
06) Stephen E. Hare
07) Mark M. Jones
08) Cynthia L. Lucchese
09) Richard R. Pettingill
10) Kathryn M. Sullivan

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To approve, by advisory vote, the compensation of the Company's named executive officers.	☐	☐	☐
3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditor for the fiscal year ended December 31, 2021.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Stockholder Letter are available at www.proxyvote.com.

D40479-P50941

HANGER, INC.
Annual Meeting of Stockholders
May 20, 2021 8:00 AM, Local Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Vinit K. Asar and Thomas E. Kiraly, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of HANGER, INC. that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, local time, on May 20, 2021, at the Hanger, Inc. headquarters at 10910 Domain Drive, Suite 300, Austin, Texas 78758 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side